EXHIBIT 4.1
COUNTRYWIDE FINANCIAL CORPORATION
COUNTRYWIDE HOME LOANS, INC., as Guarantor
Series A Floating Rate Convertible Senior Debentures Due 2037
Series B Floating Rate Convertible Senior Debentures Due 2037

INDENTURE
Dated as of May 22, 2007

THE BANK OF NEW YORK
TRUSTEE

Cross-Reference Table*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08, 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	15.03
	(c)	15.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06,15.02
	(d)	7.06
314	(a)	4.02
	(b)	N.A.
	(c)(1)	15.04
	(c)(2)	15.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	15.05
	(f)	4.04
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	2.08
	(b)	6.07
	(c)	1.05(e)
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	15.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

i

EXHIBIT A	Form of Series A Debenture
EXHIBIT B	Form of Series B Debenture
EXHIBIT C	Transfer Certificate
SCHEDULE I-A	Number of Additional Shares for Series A Debentures
SCHEDULE I-B	Number of Additional Shares for Series B Debentures

     INDENTURE dated as of May 22, 2007 by and among COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation (“Company”), COUNTRYWIDE HOME LOANS, INC., a New York corporation (“Guarantor”) and THE BANK OF NEW YORK, a New York banking corporation (“Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Series A Floating Rate Convertible Senior Debentures Due 2037 and Series B Floating Rate Convertible Senior Debentures Due 2037:
ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01. Definitions.
     “144A Global Security” means a permanent Global Security bearing the Legend required by Section 2.06, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.
     “3-month LIBOR” means, as determined by the Calculation Agent, with respect to any Interest Period:
(i) the rate for three-month deposits in United States dollars commencing on the related LIBOR Reset Date, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date; or
(ii) if no rate appears on the particular LIBOR Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the related LIBOR Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or
(iii) if fewer than two offered quotations referred to in the preceding clause are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular LIBOR Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a

1

period of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or
(iv) if the banks so selected by the Calculation Agent are not quoting as mentioned in the preceding clause, 3-month LIBOR then in effect on the particular LIBOR Determination Date (or 5.36% in the case of the LIBOR Reset Date occurring on May 22, 2007 for the Series A Debentures and May 22, 2007 for the Series B Debentures).
     “Additional Amounts” means the interest that is payable by the Company pursuant to the Registration Rights Agreement upon a Registration Default (as defined in such agreement).
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Securities as set forth under the definition of Trading Price, which shall initially be the Trustee and shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a resolution of the Board of Directors.
     “Business Day” means, with respect to any Security, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, provided such day is also a London banking day.
     “Calculation Agent” means an agent of the Company to determine 3-Month LIBOR in respect of any Interest Period, which shall initially be the Trustee.

     “Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.
     “Cash” or “cash” means U.S. legal tender.
     “Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibits A and B, as applicable, and without the Legend applicable to Global Securities.
     “Change of Control” means the occurrence at such time after the original issuance of the Securities when any of the following has occurred:
     (1) a ‘‘person’’ or ‘‘group’’ within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ‘‘beneficial owner,’’ as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the Voting Stock; or
     (2) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or
     (3) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person, other than:
     (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock or (ii) pursuant to which holders of the Company’s Capital Stock immediately prior to such transaction have the entitlement to exercise rights to, directly or indirectly, 50% or more of the total Voting Stock of the continuing or surviving or successor person immediately after giving effect to such issuance; or
     (b) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving entity; or
     (c) any consolidation, merger, conveyance, transfer, sale, lease or other disposition with or into a Subsidiary, so long as such merger, consolidation, conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with or conveying, transferring, selling, leasing or otherwise disposing of all or substantially all of the Company’s properties and assets to, any other person.

     The term “person” as used in this definition includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “close of business” means 5:00 p.m. (New York City time).
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Common Stock” means the common stock, par value $0.05 per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 10.05 below, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving person, the common stock of such surviving corporation.
     “Company” means the party named as the “Company” in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Company Notice” means a notice to Holders delivered pursuant to Section 3.01.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.
     ‘‘Continuing Director’’ means a director who either was a member of the Board of Directors on the date the Securities are first issued hereunder or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Company’s shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.
     “Conversion Settlement Date” means, subject to Section 10.03(f), with respect to any Conversion Date, the third Trading Day immediately following the last day of the related Observation Period.
     “Conversion Price” means, for any Security as of any date, $1,000 divided by the Conversion Rate for such Security as of such date.
     “Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be principally administered,

which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York 10286 Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Current Market Price” of the Common Stock on any day means the average of the Last Reported Sale Price per share of the Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the “Ex-Dividend Date” with respect to the issuance or distribution requiring such computation, subject to adjustment by the Board of Directors if the related transaction requiring an adjustment to the Conversion Rate pursuant to Section 10.04 occurs during such 10-day period.
     “Daily Conversion Value” means, for each of the twenty (20) consecutive Trading Days during the Observation Period, one-twentieth (1/20) of the product of (a) the applicable Conversion Rate (plus any Additional Shares as described in Section 10.01) and (b) the Last Reported Sale Price on such Trading Day.
     “Daily Settlement Amount” means, in respect of each $1,000 principal amount of Securities tendered for conversion, for each of the twenty (20) consecutive Trading Days during the Observation Period:
     (i) an amount in cash equal to the lesser of $50 and the Daily Conversion Value relating to such day; and
     (ii) to the extent such Daily Conversion Value exceeds $50, a number of shares of Common Stock (the “Daily Share Amount”) equal to (A) the difference between such Daily Conversion Value and $50, divided by (B) the Last Reported Sale Price of Common Stock on such day, subject to the Company’s right to pay cash in lieu of all or a portion of such Daily Share Amount as set forth in Section 10.03(b).
     “Default” means any event that is, or after notice or passage of time, would be, an Event of Default.
     “DTC” means The Depository Trust Company.
     “Ex-Dividend Date” means the first date upon which a sale of the Common Stock, regular way on the relevant exchange or in the relevant market for the Common Stock, does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     “Fair Market Value”, or “fair market value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     “Fundamental Change” will be deemed to have occurred upon a Change of Control.
     “Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibits A and B, as applicable, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent such Securities are required to bear the Legend required by Section 2.06, such Securities shall be in the form of a 144 Global Security.
     “Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Securities as made applicable to the Securities in accordance with Section 14.01 hereof.
     “Guarantor” means the party named as the “Guarantor” in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.
     “Interest” means interest payable on each Security pursuant to the terms set forth in such Security.
     “Interest Payment Date” means January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2007 for the Series A Debentures, and February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2007 for the Series B Debentures.
     “Interest Period” means, for each series of Securities, each period for which interest is accrued, from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment (or from the Issue Date for such Security, if no interest has been paid or been duly made available for payment) to, but excluding, the next succeeding Interest Payment Date or Redemption Date or Repurchase Date or Fundamental Change Repurchase Date, as the case may be for such series of Securities.
     “Interest Record Date” means the close of business on January 1, April 1, July 1 and October 1 of each year, each immediately preceding the Interest Payment Date, for the Series A Debentures, and the close of business on February

1, May 1, August 1 and November 1 of each year, each immediately preceding the Interest Payment Date, for the Series B Debentures.
     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Last Reported Sale Price” means, with respect to Common Stock or any other security on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the NYSE or, if the Common Stock or such other security, as applicable, is not reported by the NYSE, in composite transactions for the principal other U.S. national or regional securities exchange on which the Common Stock or such other security, as applicable, is traded. If the Common Stock or such other security, as applicable, is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock or such other security, as applicable, in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock or such other security, as applicable, is not so quoted, the “Last Reported Sale Price” shall be the average of the midpoint of the last bid and ask prices for the Common Stock or such other security, as applicable, on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.
     “LIBOR Determination Date” means the second London banking day preceding the related LIBOR Reset Date.
     “LIBOR Reset Date” means the first day of each Interest Period, commencing July 15, 2007, in the case of the Series A Debentures, and August 15, 2007, in the case of the Series B Debentures; provided that, in each case, if any LIBOR Reset Date would otherwise be a day that is not a Business Day, such LIBOR Reset Date shall be postponed to the next succeeding Business Day, except if such Business Day falls in the next succeeding calendar month, such LIBOR Reset Date will be the immediately preceding Business Day.
     “London banking day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London.
     “Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.
     “NYSE” means The New York Stock Exchange, Inc.
     “Observation Period” with respect to any Securities means the 20 consecutive Trading Day period beginning on and including the second Trading

Day after the related Conversion Date for those Securities, except that with respect to any conversion date for Securities called for redemption in accordance with Section 11.01 or occurring within the 23-Trading Day period leading up to the relevant Stated Maturity, the Observation Period means the 20 consecutive Trading Day period beginning on and including the Redemption Date or relevant Stated Maturity, as applicable.
     “Offering Memorandum” means the offering memorandum of the Company and the Guarantor dated May 16, 2007 relating to the offering of the Securities.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Managing Director, any Senior Managing Director, the Managing Director and Assistant Treasurer, the Treasurer, and the Secretary of the Company.
     “Officer’s Certificate” means a written certificate containing the information specified in Sections 15.04 and 15.05, signed in the name of the Company by any Officer, and delivered to the Trustee. An Officer’s Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 15.04 and 15.05.
     “opening of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means a written opinion containing the information specified in Sections 15.04 and 15.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably acceptable to the Trustee.
     “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, by and between the Company and the Guarantor, on the one hand, and Lehman Brothers Inc., Citigroup Global Markets Inc. and Banc of America Securities LLC, on the other.
     “Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and 7.05 shall also mean any other officer of the

Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject matter.
     “Restricted Security” means a Security required to bear the Legend.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Security” means any of the Company’s Series A Debentures and the Series B Debentures (each, a "Security”), as amended or supplemented from time to time, that are issued under this Indenture.
     “Series A Debentures” means any of the Company’s Series A Floating Rate Convertible Senior Debentures Due 2037, as amended or supplemented from time to time, issued under this Indenture.
     “Series B Debentures” means any of the Company’s Series B Floating Rate Convertible Senior Debentures Due 2037, as amended or supplemented from time to time, issued under this Indenture.
     “Stated Maturity”, when used with respect to any Series A Debentures, means April 15, 2037 and, when used with respect to any Series B Debentures, means May 15, 2037.
     “Stock Price” means the price per share of Common Stock paid in connection with a Change of Control transaction pursuant to which Additional Shares are issuable as set forth in Section 10.01(c) hereof, which shall be equal to (i) if Holders of Common Stock receive only cash in such Change of Control transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the effective date of such Change of Control transaction.
     “Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     “Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not quoted on the NYSE, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded.
     “Trading Price” of the Series A Debentures or the Series B Debentures, as applicable, on any date of determination means the average of the secondary market bid quotations per the Series A Debentures or the Series B Debentures, as applicable, obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of such series of the Series A Debentures or the Series B Debentures, as applicable, at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used; provided further if no bids are received or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Series A Debentures or the Series B Debentures, as applicable, then for purposes of determination whether the condition to conversion of the Series A Debentures or the Series B Debentures, as applicable, set forth in Section 10.01(a)(2) has been satisfied, the Trading Price per $1,000 principal amount of the Series A Debentures or the Series B Debentures, as applicable, will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.
     “Trustee” means the party named as the “Trustee” in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Section 1.02. Other Definitions.

Defined in
Terms:	Section:
“Act”	1.05(a)
“Additional Amounts Notice”	4.07
“Additional Shares	10.01(c)
“Agent Members”	2.12(e)
“Bankruptcy Law”	6.01(g)
“Cash Percentage”	10.03(b)
“Cash Percentage Notice”	10.03(b)
“Company Repurchase Notice”	12.01(b)
“Company Repurchase Notice Date”	12.02
“Conversion Agent”	2.03
“Conversion Date”	10.02(c)
“Conversion Notice”	10.02(b)
“Conversion Obligation”	10.03
“Conversion Rate”	10.02(a)
“Current Dividend Amount”	10.04(e)
“Depositary”	2.01(b)
“Distributed Assets”	10.04(d)
“effective date”	10.01(c)
“Event of Default”	6.01
“Exchange Property”	10.05(a)
“Expiration Time”	10.04(f)
“extension fee”	6.01(i)
“Extraordinary Cash Dividend”	10.04(e)
“Fiscal Quarter”	10.01(a)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Notice”	3.01(c)
“Fundamental Change Repurchase Price".	3.01(a)
“Guarantee Obligations”	14.01
“legal holiday”	15.08
“Legend”	2.06(g)
“Measurement Period”	10.01(a)
“Notice of Default”	6.01(h)
“Paying Agent”	2.03
“Purchased Shares”	10.04(f)
“QIBs”	2.12(a)
“Redemption Date”	11.01
“Redemption Price”	11.01
“Repurchase Date”	12.01(a)
“Repurchase Notice”	12.01(c)
“Repurchase Price”	12.01(a)
“Registrar”	2.03
“Rule 144A Information”	4.06
“Settlement Amount”	10.03(a)
“successor person”	5.01(a)
“Trigger Event”	10.04(d)

     Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings
     “Commission” means the SEC.
     “indenture securities” means the Securities.
     “indenture security holder” means a Securityholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and the Guarantor.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.
     Section 1.04. Rules of Construction. Unless the context otherwise requires:
(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(3)	“or” is not exclusive;

(4)	“including” means including, without limitation;

(5)	words in the singular include the plural, and words in the plural include the singular; and

(6)	references to Sections and Articles are to references to Sections and Articles of this Indenture.
     Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 15.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE 2
The Securities
     Section 2.01. Form and Dating. (a) The Securities and the Trustee’s certificate of authentication to be borne by each series of Securities shall be substantially in the respective forms set forth in Exhibits A and B. The terms and provisions contained in the form of Security attached as Exhibit A hereto and the form of Security attached as Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities may, but need not, have the corporate seal of the Company or a facsimile thereof affixed thereto or imprinted thereon.
     Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradable on The Portal Market SM or as may be required for the Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.
     (b) 144A Global Securities. The Securities shall be issued initially in the form of one or more 144A Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

     (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed in the Schedule of Increases and Decreases of Global Security attached thereto and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions.
     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, and shall be made on the records of the Trustee and the Depositary.
     (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.
     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or a nominee thereof and (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary’s instructions.
     (e) Certificated Securities. Securities not issued as interests in the Global Securities shall be issued in certificated form.
     Section 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by one Officer. The signature of such Officer on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signature of an individual who was, at the time of the execution of the Securities, an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $2.0 billion Series A Debentures and up to $2.0 billion Series B Debentures (upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 15.04 and Section 15.05 hereof). The aggregate principal amount of the Securities due at the

Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence. Notwithstanding the foregoing, Company may, by one or more Company Orders, deliver to the Trustee for authentication additional Securities of any series with the terms and with the same CUSIP numbers as the relevant series of Securities in an unlimited aggregate principal amount, without the consent of the holders, and the Trustee shall authenticate such Securities for issue under this Indenture; provided that such additional Securities must be part of the same issue as the relevant Securities offered by the Offering Memorandum for federal income tax purposes.
     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.
     Section 2.03. Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents, one or more additional bid solicitation agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.
     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Calculation Agent, Bid Solicitation Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Calculation Agent, Bid Solicitation Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Calculation Agent, Registrar, Conversion Agent or co-registrar.
     The Company initially appoints the Trustee as Registrar, Conversion Agent, Calculation Agent, Bid Solicitation Agent and Paying Agent in connection with the Securities.
     Section 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common

Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.
     Section 2.05. Securityholder Lists. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 1 and December 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
     Section 2.06. Transfer and Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.
     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).
     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall, except as set forth in Section 2.12, be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.
     (d) Except as otherwise set forth in this Indenture, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.
     (e) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (f) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
     (g) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends relating to such restrictions imposed by the securities laws set forth on the form of Securities set forth in Exhibits A and B of this Indenture setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar and the Trustee (if not the same person as the Registrar), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i)

provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated. Any shares of Common Stock issued upon conversion of Securities shall bear a restricted legend substantially identical to the Legend (except that such Legend shall not refer to any shares of Common Stock issuable upon conversion of Securities nor the Guarantee).
     Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.
     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08. Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those replaced pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 6 and Article 9).
     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     If the Paying Agent holds, in accordance with this Indenture, on the Business Day immediately following a Fundamental Change Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then from and after such Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Additional Amounts, if any, on such Securities shall cease to accrue.
     If a Security is converted in accordance with Article 10, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest and Additional Amounts, if any, shall cease to accrue and the rights of the Holders therein shall terminate (other than the right to receive the Conversion Obligation).
     Section 2.09. Temporary Securities. Pending the preparation of Certificated Securities, the Company may execute, and upon issuance of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company shall cause Certificated Securities to be prepared without unreasonable delay. After the preparation of Certificated Securities, the temporary Securities shall be exchangeable for Certificated Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Certificated Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities.
     Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation other than in connection with registrations of transfer or exchange or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.
     Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Fundamental Change Repurchase Price in respect thereof, and Interest or Additional Amounts thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 2.12. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below and Section 2.12(e) below, and (C) transfers of a Certificated Security shall comply with Section 2.06, Section 2.12(a)(iii) and Section 2.12(a)(iv) below.
     (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this Section 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12.
     (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth in this clause (ii) below and in Section 2.12(e) below. Upon receipt by the Trustee of a request to transfer a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:
     (A) so long as the Securities are Restricted Securities, a certification, in the form set forth in Exhibit C, that such beneficial interest in a Global Security (1) is being transferred to qualified institutional buyers as defined in Rule 144A (“QIB”) in accordance with Rule 144A or (2) is being transferred pursuant to and in compliance with Rule 144 under the Securities Act or another exemption from the securities laws (which is documented to the Company’s satisfaction);
     (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be decreased; and
     (C) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.
     (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

          (A) to register the transfer of such Certificated Securities; or
          (B) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:
     (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
     (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (x), (y) or (z) below, and are accompanied by the following additional information and documents, as applicable:
     (x) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (y) if such Certificated Securities are being transferred to the Company, a certification to that effect (in the form set forth in Exhibit C); or
     (z) if such Certificated Securities are being transferred pursuant to an exemption from registration under the Securities Act, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.
     (iv) Restrictions on Transfer or Exchange of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be transferred or exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.
     Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (A) so long as the Securities are Restricted Securities, a certification, in the form set forth in Exhibit C, that such Certificated Security (1) is being transferred to the Company, (2) is being transferred to a QIB in accordance with Rule 144A or (3) is being transferred pursuant to and in compliance with Rule 144 under the Securities Act or another exemption from the securities laws (which is documented to the Company’s satisfaction);
          (B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase; and
          (C) if the Company, or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.
     (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 under the Securities Act (or any successor provision thereto), by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company and the Trustee, addressed to the Company and the Trustee and in form acceptable to the Company and the Trustee, to the effect that the transfer of such Security has been made in compliance with Rule 144 under the Securities Act or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.
     (d) As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.
     (e) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:
     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under Exchange Act, and a successor Depositary is not appointed by the Company within 90 days (ii) the Company determines at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination in writing and participants in such Depositary elect to withdraw their beneficial interests in the Global Securities from such Depositary, following notification by the Depositary of their right to do so or (iii) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clauses (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any

Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof or any successor of either of the foregoing pursuant to this paragraph shall not be a Global Security.
     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.
     (v) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a Holder of any Security.
     (vi) Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(e), none of the Trustee, any Paying Agent, Conversion Agent, the Company or the Registrar shall have any responsibility or obligation to any beneficial owner in the Global Securities, a member of, or a participant in the Depositary or other person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Global Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be, in the case of a Global Security, the Depositary or its nominee). The rights of beneficial owners in the Global Securities shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. Other than as set forth in this Indenture, the Trustee, any Paying Agent, the Conversion Agent, the Company and the Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(e), the Trustee, each Paying Agent, the Conversion Agent, the Company and the Registrar shall be entitled to deal with any depositary (including the Depositary), and any nominee thereof, that is the Holder of any Global Securities as a Holder for all purposes of this Indenture relating to such Global Securities (including the payment of principal, Interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Securities) as the sole Holder of such Global Securities and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent, the Conversion Agent, the Company or the Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Securities, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Securities, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Securities or for any transfers of beneficial interests in any such Global Securities.
     (f) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.
     Section 2.13. CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” , “ISIN” or other similar numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.
ARTICLE 3
Repurchase At Option Of Holder Upon A Fundamental Change
     Section 3.01. Repurchase of Securities at Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion thereof that is equal to or an integral multiple of $1,000 principal amount, at a repurchase price equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, on those Securities (the “Fundamental Change Repurchase Price”) to, but not including, the date that is 23 Business Days following the date of the notice of a Fundamental Change mailed by the Company pursuant to Section 3.01(b) (the “Fundamental Change Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c); provided, that if the Fundamental Change Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any. Instead, the Company shall pay such Interest and Additional Amounts, if any, on the Interest Payment Date to the Holder of Record on the corresponding Interest Record Date.
     (b) No later than 15 days after the occurrence of a Fundamental Change, the Company shall mail a Company Notice of Fundamental Change (substantially in the form attached to the Security) by first class mail to the Trustee and to each

Holder. The Company Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
     (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;
     (ii) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.01 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;
     (iii) the Fundamental Change Repurchase Date;
     (iv) the Fundamental Change Repurchase Price;
     (v) the name and address of the Paying Agent and the Conversion Agent;
     (vi) the Conversion Rate for each series of Securities;
     (vii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (viii) that the Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities and complying with appropriate Depositary procedures or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;
     (ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (viii);
     (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.01;
     (xi) briefly, the conversion rights, if any, that exist on the Securities at the date of the Company Notice and as a result of such Fundamental Change;
     (xii) the procedures for withdrawing a Fundamental Change Repurchase Notice;

     (xiii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on Securities for which a Fundamental Change Repurchase Notice is submitted, Interest and Additional Amounts, if any, on Securities surrendered for purchase by the Company shall cease to accrue from and after the Fundamental Change Repurchase Date; and
     (xiv) the CUSIP, “ISIN” or other similar number(s), as the case may be, of the Securities.
     At the Company’s request, the Trustee shall give such Company Notice to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.
     (c) A Holder may exercise its rights specified in this Section 3.01 upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time on or prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, stating:
     (i) If Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued, the Fundamental Change Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer;
     (ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and
     (iii) that such Security shall be repurchased pursuant to the terms and conditions specified in the Securities and in this Indenture.
     The delivery of such Security (together with all necessary endorsements) to the Paying Agent with the Fundamental Change Repurchase Notice at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.
     The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the Fundamental Change Repurchase Price promptly following the later of the Business Day following the Fundamental Change Repurchase Date or the time of delivery of such Security (together with all necessary endorsements or notifications of book-entry transfer).
     Notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase the Securities upon a Change of Control described in clause (3) of the definition thereof if more than 90% of the consideration in the transaction or transactions constituting such Change of Control consists of shares of securities or other property traded or to be traded immediately following such Change of Control on a U.S. national securities exchange, and, as a result of such transaction or transactions, the Securities become convertible into such securities or other property (and any rights attached thereto) subject to the settlement provisions of Section 10.03.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02(b) at any time prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.
     Section 3.02. Effect of Fundamental Change Repurchase Notice. (a) Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.01, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.02(b)) thereafter be entitled solely to receive the Fundamental Change Repurchase Price with respect to such Security whether or not the Security is, in fact, properly delivered. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 3.01 have been satisfied) or (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.01. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.02(b).

     (b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time, if received by the Paying Agent prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date specifying:
(1)	the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or shall be delivered for purchase by the Company,

(2)	if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if Certificated Securities have not been issued, that such withdrawal notice shall comply with the appropriate Depositary procedures), and

(3)	the principal amount of the Security with respect to which such notice of withdrawal is being submitted.
     Section 3.03. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Fundamental Change Repurchase Date the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be purchased as of the Fundamental Change Repurchase Date.
     Section 3.04. Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.
     Section 3.05. Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.01 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws in a manner designed to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 3, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article 3.
     Section 3.06. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company, upon written request any Cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Fundamental Change Repurchase Price, provided, however, that to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then on the Business Day following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as applicable, shall return any such excess to the Company. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.
ARTICLE 4
Covenants
     Section 4.01. Payment of Securities. The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. The principal amount of, and accrued Interest and Additional Amounts, if any, on the Securities, and the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (which, in the case of a Fundamental Change Repurchase Price, shall be on the Business Day immediately following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.
     Section 4.02. SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange

Act. Notwithstanding the foregoing the Company shall be deemed, for purposes of this Section 4.02, to have furnished or delivered reports to the Trustee if (i) such reports are filed with the SEC via the EDGAR filing system, (ii) such reports are currently available on the SEC’s website, and (iii) the Company electronically delivers to the Trustee a link to the EDGAR filing each time the Company files such a report. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2007) an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge and otherwise comply with Section 314(a)(4) of the TIA.
     Section 4.04. Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 4.05. Maintenance of Office or Agency. The Company shall maintain in the United States of America an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee, as listed in Section 1.01, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes.

     Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act until such time as neither the Securities nor any shares of Common Stock issued upon conversion of the Securities are “restricted securities” within the meaning of Rule 144 of the Securities Act, upon the request of a Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such Holder or beneficial owner, as the case may be, to the extent required to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.
     Section 4.07. Additional Amounts Notice. In the event that the Company is required to pay Additional Amounts to Holders of Securities pursuant to the Registration Rights Agreement, the Company shall provide written notice (“Additional Amounts Notice”) to the Trustee of its obligation to pay Additional Amounts prior to the required payment date for the Additional Amounts, and the Additional Amounts Notice shall set forth the amount of Additional Amounts to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any Holder of Securities to determine the Additional Amounts, or with respect to the nature, extent or calculation of the amount of Additional Amounts when made, or with respect to the method employed in such calculation of the Additional Amounts.
     Section 4.08. Calculation Of Original Issue Discount. The Company shall provide to the Trustee on a timely basis such information as the Trustee reasonably requests in writing to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Securities relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.
ARTICLE 5
Successor Person
     Section 5.01. When Company and Guarantor May Merge or Transfer Assets. Neither the Company nor the Guarantor shall consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:
     (a) either (1) the Company or the Guarantor, as the case may be, is the continuing person in the case of a merger or consolidation, or (2) the resulting, surviving or transferee person (the “successor person”) (if other than the Company or the Guarantor) will be a corporation or limited liability company (provided that the successor may be a limited liability company only if the Securities remain convertible into the common stock of a corporation) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (provided that the successor need not be organized and existing under the laws of the United States, any State thereof or the District of Columbia if independent tax counsel experienced in such matters delivers an opinion to the Company stating that, under then existing laws, there would be no adverse tax consequences to the Holders of Securities in the event the successor was not so organized and existing) and the successor person (if not the Company or the Guarantor, as the case may be) will expressly assume, by indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture or the Guarantor’s obligations under the Guarantee;
     (b) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and
     (c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposal and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided relating to such transaction have been satisfied.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company, the Guarantor or another Subsidiary), which, if such assets were owned by the Company or the Guarantor, as applicable, would constitute all or substantially all of the properties and assets of the Company, the Guarantor and their Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or the Guarantor, as applicable.
     The successor person formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or the successor person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable under this Indenture with the same effect as if such successor had been named as the Company or the Guarantor, as applicable herein; and thereafter, except in the case of a lease and obligations the Company or the Guarantor, as applicable may have under a supplemental indenture, the Company or the Guarantor, as applicable shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Guarantor, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company and/or the Guarantor, as applicable.
ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. With respect to any series of Securities, each of the following shall be an “Event of Default” solely for such series of Securities:
     (a) following the exercise by the Holder of the right to convert a Security of such series in accordance with Article 10 hereof, the Company fails to comply with its obligations to deliver the cash or shares of Common Stock, if any, required to be delivered as part of the applicable Settlement Amount on the applicable Conversion Settlement Date and such failure continues for a period of 5 days or more;
     (b) the Company defaults in its obligation to provide timely notice within 10 days of a Fundamental Change to the Trustee and each Holder as required under Section 3.01(b);
     (c) the Company defaults in the payment of the principal amount of such series of Securities when due at maturity, upon repurchase, upon redemption, or otherwise (including, without limitation, upon the exercise by a Holder of its right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.01 hereof);
     (d) the Company defaults in the payment of any Interest, including Additional Amounts, if any, on such series of Securities when due and payable, and continuance of such default for a period of 30 days past the applicable due date;
     (e) the Company or the Guarantor fails to perform or observe any covenant applicable to such series of Securities and provided in this Indenture, the Guarantee, or in the relevant Securities for 90 days after written notice to the Company from the Trustee, or to the Company and the Trustee from the Holders of at least 25% in principal amount of the outstanding Securities of such series has been received by the Company;
     (f) default by the Company or the Guarantor, as applicable, resulting in acceleration of maturity of any other indebtedness for borrowed money in an amount exceeding $100,000,000 and that acceleration shall not have been rescinded or annulled for a period of 10 days after written notice of the default by the Trustee or the Holders of at least 25% in aggregate principal amount of each of the Series A Debentures and Series B Debentures then outstanding;
     (g) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or the Guarantor, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law (any “Bankruptcy Law”) or (ii) a decree or order adjudging the Company or the Guarantor, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of any of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 90 consecutive days; and
     (h) (i) the commencement by the Company or the Guarantor, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company or the Guarantor, to the entry of a decree or order for relief in respect of the Company or the Guarantor, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Guarantor, or (iii) the filing by the Company or the Guarantor, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company or the Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of any of their property, or (v) the making by the Company or the Guarantor, of a general assignment for the benefit of creditors, or the admission by the Company or the Guarantor, in writing of its inability to pay its debts generally as they become due.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     For the avoidance of doubt, clause (e) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities of such series at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (e) above (subject to the provisions of Section 6.01(i) below) after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

     (i) Notwithstanding anything to the contrary in this Indenture, to the extent elected by the Company in its sole discretion, the sole remedy for an Event of Default described in clause (e) above relating to the failure to comply with Section 4.02 hereof or the failure to comply with Section 314(a)(1) of the TIA, if applicable, will, for the first 364 days from and including the date of such Event of Default, consist exclusively of the right to receive additional interest on the series of Securities to which such Event of Default relates at an annual rate equal to 0.50% of the principal amount of the Securities of such series (the “extension fee”). This extension fee will be in addition to any Additional Amounts on such series and will be payable in the same manner as Additional Amounts. The extension fee will accrue on all outstanding Securities of the relevant series from and including the date on which such Event of Default with respect to such series first occurs to, but not including, the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 365th day (or earlier, if such Event of Default is cured or waived prior to such 365th day), such extension fee will cease to accrue and, if such Event of Default has not been cured or waived prior to such 365th day, the Securities of such series will be subject to acceleration as provided in Section 6.02 hereof. The provisions of this paragraph shall not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default and will have no effect on the rights of Holders of Securities under the Registration Rights Agreement. In the event the Company does not elect to pay the extension fee upon an Event of Default with respect to the relevant series in accordance with this paragraph, the Securities of such series will be subject to acceleration as provided in Section 6.02 hereof. To make such election, the Company must give notice to the Trustee prior to the day any such Event of Default occurs. For the avoidance of doubt, the date on which an Event of Default has occurred with respect to the failure to comply with Section 4.02 hereof or the failure to comply with Section 314(a)(1) of the TIA, if applicable, shall be the 91st day after notice to the Company has been provided as set forth under Section 6.01(e) above.
     Section 6.02. Acceleration. Subject to Section 6.01(i), if an Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company or the Guarantor) for a series of Securities occurs and is continuing (the Event of Default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the applicable series of Securities may declare the principal amount of the Securities of such series and any accrued and unpaid Interest and any accrued and unpaid Additional Amounts, if any, on the Securities of such series to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company or the Guarantor occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Amounts, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the applicable series of

Securities, at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences with respect to the Securities of such series, and thereby waive the Events of Default giving rise to such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities of such series and any accrued and unpaid Interest and any accrued and unpaid Additional Amounts, if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities of such series and any accrued and unpaid Interest and unpaid Additional Amounts, if any, on the Securities in question or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities, or of a series, as applicable, at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive any existing or past Default and its consequences except (1) an Event of Default described in Section 6.01(a), Section 6.01(b), Section 6.01(c) and Section 6.01(d) or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of outstanding Series A Debentures or Series B Debentures, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Securityholders of such series or would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture. Prior to taking any action under this Indenture, the Trustee may require indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 6.06. Limitation on Suits. No holder of Series A Debentures or Series B Debentures, as the case may be, may pursue any remedy with respect to this Indenture or the Securities, except in case of a Default due to the non-payment of the principal amount of the Securities of such series, any accrued and unpaid Interest or any unpaid Additional Amounts, if any, unless:
(1)	the Holder gives to the Trustee written notice stating that a Default is continuing;

(2)	the Holders of at least 25% in aggregate principal amount of Series A Debentures and/or Series B Debentures, as the case may be, outstanding make a written request to the Trustee to pursue the remedy;

(3)	the Trustee does not comply with the request within 60 days after receipt of such notice and offer of security or indemnity; and

(4)	the Holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.
     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest and any unpaid Additional Amounts, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment or the right to convert on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01 clauses (a) through (d) (other than (b)) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities of such series and the amounts provided for in Section 7.07.
     Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest and unpaid Additional Amounts, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole principal amount of the Securities of such series and any accrued and unpaid Interest and any unpaid Additional Amounts, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and
     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     The Company agrees not to object to the Trustee participating as a member of any official committee of creditors of the Company as it deems necessary or advisable.
     Section 6.10. Priorities. Any money collected by the Trustee pursuant to this Article 6, and, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be paid out in the following order:
     FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities of such series, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price and any accrued and unpaid Interest and any unpaid Additional Amounts, if any, as the case may be, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities of such series; and
     THIRD: the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Amounts, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
Trustee
     Section 7.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b)   Except during the continuance of an Event of Default:
(1)	the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties shall be read into this Indenture against the Trustee; and

(2)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)	this Section 7.01(c) does not limit the effect of Sections 7.01(b) and 7.01(g);

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and

315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company or the Guarantor (provided that any interest earned on money held by the Trustee in trust hereunder shall be the property of the Company).
     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 7.02. Rights of Trustee. Subject to the provisions of Section 7.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;
     (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

     (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel; provided that such counsel is selected by the Trustee with due care;
     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document;
     (i) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a), 6.01(c) or 6.01(d) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder;
     (k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

     (l) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.
     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company and the Guarantor with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.
     Section 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to, and shall have no responsibility for, the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application by the Company of the Securities or of the proceeds from the Securities, it shall not be responsible for the correctness of any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.
     Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default or Event of Default described in clauses (c) and (d) of Section 6.01, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default, which notice specifically references this Indenture and the Securities.
     Section 7.06. Reports by Trustee to Holders. Within 60 days after each December 31 following May 15, 2008, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). Any reports required by this Section 7.06 shall be transmitted by mail to Securityholders pursuant to TIA Section 313(c).
     The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

     Section 7.07. Compensation and Indemnity. The Company agrees:
     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, willful misconduct or bad faith; and
     (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Fundamental Change Repurchase Price, Redemption Price, Repurchase Price, Settlement Amount, Exchange Property, Interest or Additional Amounts, if any, as the case may be, on particular Securities.
     The Company’s payment, reimbursement and indemnity obligations pursuant to this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason. In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or Section 6.01(h), the expenses, including the reasonable charges and expenses of its counsel and the compensation for services payable pursuant to Section 7.07(a), are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.
     For the purposes of this Section 7.07, the “Trustee” shall include any predecessor Trustee; provided, however, that except as may be otherwise agreed among the parties, the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
     Section 7.08. Replacement of Trustee. The Trustee may resign at any time by giving written notice thereof to the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:
(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Company and the Guarantor satisfactory in form and substance to the retiring Trustee, the Company and the Guarantor. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     So long as no Default or Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date at least 30 days after delivery of such Resolution to the Trustee, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with this Indenture, the Trustee shall be deemed to have resigned as contemplated in this Section 7.08, the successor Trustee shall be deemed to have been accepted as contemplated in this Indenture, all as of such date, and all other provisions of this Indenture shall be applicable to such resignation, appointment and acceptance.
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another person, the resulting, surviving or transferee person without any further act shall be the successor Trustee, subject to Section 7.10 and 7.11.
     Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or any parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).
     Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8
Discharge of Indenture
     Section 8.01. Discharge of Liability on Securities. When (i) the Company causes to be delivered to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Company.
     Section 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law.

After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.
     Section 8.03. Application of Trust Money. The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 8.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. Money and other consideration so held in trust is subject to the Trustee’s rights under Section 7.07.
ARTICLE 9
Amendments
     Section 9.01. Without Consent of Holders. The Company, the Guarantor and the Trustee may modify or amend this Indenture or the Securities without the consent of any Securityholder to:
     (a) add guarantees with respect to the Securities of such series or secure the Securities of such series;
     (b) remove any guarantee added to the Securities pursuant to clause (a) above, unless such guarantee is required pursuant to Section 5.01(a);
     (c) conform, as necessary, this Indenture, any guarantee, and the form or terms of the Securities of such series to the “Description of the Debentures” as set forth in the Offering Memorandum;
     (d) add to the covenants of the Company or Events of Default for the benefit of the Holders of Securities of such series;
     (e) surrender any right or power herein conferred upon the Company;
     (f) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;
     (g) provide for the assumption by a successor person of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale or lease pursuant to Article 5 or Section 10.05 hereof, or evidence the conversion into Exchange Property and related settlement provisions in connection with the provisions of this Indenture relating to consolidations, mergers and sales of assets;
     (h) increase the Conversion Rate for such series;
     (i) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (j) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that any such change or modification does not adversely affect the interests of the Holders of such series in any material respect;
     (k) make other changes to this Indenture, any guarantee, or forms or terms of the Securities of such series so long as no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders of such series (other than in the case of a guarantee added pursuant to clause (a) hereof);
     (l) establish the form of Securities of such series if issued in definitive form (substantially in the form of Exhibit A or B, as applicable); or
     (m) evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture.
     Section 9.02. With Consent of Holders. Except as provided below in this Section 9.02 and in Section 9.01, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities outstanding; provided, however, that if such amendment, modification, supplement or waiver solely affects the Securities of a particular series, such amendment, modification, supplement or waiver shall require the written consent or affirmative vote of at least a majority of the principal amount the then outstanding Securities of such series.
     An amendment, modification, supplement or waiver under this Section 9.02 requires the written consent or affirmative vote of the Holder of each outstanding Security of a series affected thereby if such amendment, modification, supplement or waiver would:
     (a) reduce the principal amount of or change the Stated Maturity of any Security of such series;

     (b) reduce the Fundamental Change Repurchase Price or change the time at which or circumstances under which the Securities of such series may or shall be repurchased;
     (c) change the currency in which any Security or Interest, including Additional Amounts, if any, thereon, or the Fundamental Change Repurchase Price thereof is payable;
     (d) alter the manner of calculation of, reduce the rate of accrual for, or extend the time for payment of Interest, including Additional Amounts, if any, or the Redemption Price, the Repurchase Price, or the Fundamental Change Repurchase Price on any Security of such series;
     (e) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security of such series;
     (f) adversely affect the repurchase option of the Holders of the Securities of such series as provided in Article 3 or Article 12 or the right of the Holders of the Securities to convert any Security of such series as provided in Article 10 or reduce the amount of cash or other consideration due upon conversion of Securities of such series, except as otherwise permitted pursuant to Article 5 or Section 10.05 hereof;
     (g) modify the redemption provisions of Article 11 in a manner adverse to the Holders of the Securities of such series;
     (h) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;
     (i) modify or affect the terms and conditions of the guarantee (other than a guarantee added pursuant to Section 9.01(a) above) in a manner adverse to the interests of the Holders of the Securities of such series; or
     (j) reduce the percentage of the aggregate principal amount of the outstanding Securities of such series the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 9.02 or the consent of whose Holders is required for any waiver provided for in this Indenture.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     Section 9.03. Compliance With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.
     Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder of such series.
     Section 9.05. Notice of Amendments, Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
     Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Series A Debentures and/or Series B Debentures, as may be the case, theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
Conversions
     Section 10.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 10, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security prior to the close of business on the Business Day immediately preceding the Stated Maturity for such series of Security into cash and shares of Common Stock, if any, at the Conversion Rate in effect on the date of conversion only as follows:
   (1) during any fiscal quarter of the Company (a “Fiscal Quarter”) commencing after June 30, 2007 (and only during any such Fiscal Quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Fiscal Quarter is more than 130% of the Conversion Price for that series of Securities in effect on such last Trading Day;
   (2) during the five Business Days immediately following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of that series of Securities for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for that series of Securities on each such day. The Conversion Agent will, on the Company’s behalf, determine if the Securities of a series are convertible as a result of the Trading Price of such series of Securities and notify the Company and the Trustee; provided, that the Conversion Agent shall have no obligation to determine the Trading Price of such series of Securities unless the Company has requested such determination and the Company shall have no obligation to make such request unless requested to do so by a Holder of Securities of such series. Upon making any such request, any such requesting Holder shall provide reasonable evidence that (A) such requesting Holder is a Holder of the Security as of the date of such notice, and (B) the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for that series of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of such series of Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for that series of Securities;

   (3) on or after January 15, 2037, in the case of the Series A Debentures, or February 15, 2037, in the case of the Series B Debentures;
   (4) if such Security has been called for redemption, from the date the Company issues a notice of redemption in accordance with Section 11.01 and prior to the close of business on the Business Day immediately preceding the Redemption Date, even if those Securities are not otherwise eligible for conversion at such time; or
   (5) as provided in clause (b) of this Section 10.01,
provided that if a Holder has delivered a Repurchase Notice or a Fundamental Change Repurchase Notice with respect to a Security, such Holder may not surrender that Security for conversion until such Holder has withdrawn the Repurchase Notice in accordance with Section 12.03 or the Fundamental Change Repurchase Notice in accordance with Section 3.02(b), as applicable.
     The Company or, at its option, the Conversion Agent on behalf of the Company, shall determine on a daily basis during the time periods specified in Section 10.01(a)(1) or, following a request by a Holder of Securities of such series in accordance with the procedures specified in Section 10.01(a)(2), whether the Securities shall be convertible as a result of the occurrence of an event specified in such Sections and, if the Securities shall be so convertible, the Company or the Conversion Agent, as applicable, shall promptly deliver to the Trustee and Conversion Agent or the Company, as applicable written notice thereof. Whenever the Securities shall become convertible pursuant to this Section 10.01 (as determined in accordance with this Section 10.01), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of Securities of such series of the event triggering such convertibility in the manner provided in Section 15.02, and the Company shall also promptly disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News and publish such information on the Company’s web site or through another public medium the Company may use at that time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
     (b) In the event that:
   (1) (A) the Company distributes to all or substantially all holders of Common Stock rights or warrants (other than pursuant to any dividend reinvestment or share purchase plans) entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date for such distribution; or (B) the Company distributes to all or substantially all holders of Common Stock assets (including cash), debt securities or rights or warrants to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such distribution, then, in either case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such distribution, which shall be not less than 15 days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date on which the Company announces that such distribution shall not take place, even if the Securities are not otherwise convertible at such time; provided that no Holder of a Security shall have the right to convert if the Holder may otherwise participate in such distribution without conversion at the same time and on the same terms as holders of the Common Stock as if such Holder of the Securities held a number of shares of the Common Stock equal to the Conversion Rate of the applicable Securities in effect on the Ex-Dividend Date for such distribution multiplied by the principal amount (expressed in thousands) of the applicable Securities held by such Holder; or
   (2) a Change of Control occurs pursuant to clause (3) of the definition thereof pursuant to which the Common Stock is to be converted into cash, securities or other property, then, regardless of whether Holders have the right to require repurchase of the Securities pursuant to Section 3.02 hereof, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also constitutes a Change of Control pursuant to which Holders have a right to require the Company to repurchase the Securities pursuant to Section 3.01, until and including the applicable Fundamental Change Repurchase Date for such transaction). The Company shall notify Holders and the Trustee at the time the Company publicly announces the Change of Control transaction giving rise to the above conversion right, or as soon as practicable thereafter, but in no event less than 15 days prior to the anticipated effective date of such transaction.
     (c) If and only to the extent a Holder timely elects to convert Securities prior to October 15, 2008, in the case of the Series A Debentures, or May 15, 2009, in the case of the Series B Debentures, during the period commencing on the effective date of the transactions specified in Section 10.01(b)(2) to and including the date that is 15 days after such effective date (or, if such transaction also results in Holders having a right to require the Company to repurchase their Securities, until and including the Fundamental Change Repurchase Date for such transaction) and 10% or more of the consideration for the Common Stock in such Change of Control transaction consists of consideration other than securities or other property that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, the Conversion Rate for the relevant series of Securities shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided that if the Stock Price paid in connection with such transaction is greater than $100.00 or less than $40.33 (subject in each case to adjustment as described below), no Additional Shares shall be added to the Conversion Rate.
     The number of Additional Shares to be added to the Conversion Rate as described in the immediately preceding paragraph shall be determined by reference to the table attached as Schedule I-A hereto with respect to Series A Debentures and as Schedule I-B hereto with respect to Series B Debentures, based on the effective date of such Change of Control transaction and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year. If holders of Common Stock receive only cash in the corporate transaction, the Stock Price will be the Last Reported Sale Price of the Common Stock on the five Trading Days immediately prior to but not including the effective date of the corporate transaction. The “effective date” with respect to a Change of Control transaction means the date that a Change of Control becomes effective.
     The Stock Prices set forth in the first row of the tables in Schedule I-A and Schedule I-B, as applicable, hereto shall be adjusted as of any date on which the Conversion Rate of the Securities of such series is adjusted pursuant to Section 10.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Conversion Rate as set forth in Section 10.04.
     Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of the Securities pursuant to this clause (c) exceed 24.7954 (for the Series A Debentures) and 24.7954 (for the Series B Debentures) per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 10.04.
     Section 10.02. Conversion Procedure; Conversion Rate; Fractional Shares. (a) Subject to Section 10.01 and the Company’s rights under Section 10.03, each Security shall be convertible at the office of the Conversion Agent into a combination of cash and fully paid and nonassessable shares (calculated to the nearest 1/10,000th of a share) of Common Stock, if any, at a rate (the “Conversion Rate”) equal to, initially, 19.0734 shares of Common Stock for each $1,000 principal amount of Series A Debentures and 17.1003 shares of Common Stock for each $1,000 principal amount of Series B Debentures. The Conversion Rate shall be adjusted in certain instances as provided in Section 10.04 hereof, but shall not be adjusted for any accrued and unpaid Interest or Additional Amounts, if any. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, including Additional Amounts, if any. Instead, such amount shall be deemed paid by the applicable Settlement Amount delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock with a record date prior to the Conversion Date. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 10.03 hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Last Reported Sale Price of the Common Stock on the last Trading Day of the applicable Observation Period.
     (b) Before any Holder of a Security shall be entitled to convert the same into a combination of cash and Common Stock, if any, such Holder shall:
•	complete and manually sign the Conversion Notice (the “Conversion Notice”) on the back of the Security, or a facsimile of the Conversion Notice, and deliver this irrevocable notice to the Conversion Agent;

•	surrender the Security to the Conversion Agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes as provided in Section 10.06; and

•	if required, pay all funds equal to Interest, including Additional Amounts, if any, payable on the next Interest Payment Date payable pursuant to Section 10.02(g).
     In the case of Global Securities, to convert, a Holder must comply with the last three requirements listed above and comply with the procedures of the Depositary in effect at that time for converting a beneficial interest in a Global Security.
     If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion as part of the Settlement Amount shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

     (c) A Security shall be deemed to have been converted as of the close of business on the date (the “Conversion Date”) that the Holder has complied with Section 10.02(b).
     (d) The Company shall, on the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled) of the Settlement Amount determined pursuant to Section 10.03 to the Holder of a Security surrendered for conversion, or such Holder’s nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Settlement Amount. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register, and the person or persons entitled to receive the Common Stock as part of the applicable Settlement Amount upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Settlement Date.
     (e) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.06 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
     (f) By delivering the combination of cash and shares of Common Stock, if any, together with a cash payment in lieu of any fractional shares to the Conversion Agent or to the Holder or such Holder’s nominee or nominees, the Company shall have satisfied in full its Conversion Obligation with respect to such Security, and upon such delivery, accrued and unpaid Interest, if any, and Additional Amounts, if any, with respect to such Security shall be deemed to be paid in full rather than canceled, extinguished or forfeited, and such amounts shall no longer accrue.
     (g) If a Securityholder delivers a Conversion Notice after the Interest Record Date for a payment of Interest (including Additional Amounts, if any) but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest (including Additional Amounts, if any), that has accrued and shall be paid on the related Interest Payment Date. The preceding sentence shall not apply (1) if the Company has specified a Fundamental Change Repurchase Date that is after the close of business on an Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Redemption Date for such series of Securities being converted that is after the close of business on the Interest Record Date for such series and on or prior to the Interest Payment Date to which such Interest Record Date relates, (3) to the extent of overdue Interest (and any Additional Amounts), if any overdue Interest (and any Additional Amounts) exists at the time of conversion with respect to the Securities converted or (4) if a Holder converts its Securities after the close of business on the last Interest Record Date for Interest payable at Stated Maturity and on or prior to the Stated Maturity.
     Section 10.03. Payment Upon Conversion. (a) Upon conversion of any Securities, subject to Sections 10.01, 10.02 and this Section 10.03 the Company shall satisfy its obligation upon conversion (the “Conversion Obligation”) by delivering to Holders in respect of each $1,000 principal amount of Securities being converted, at the Company’s option, cash and shares of Common Stock, if any. Upon surrender of the Securities for conversion, the Company will pay, on the third Trading Day of the related Observation Period, per $1,000 principal amount being converted, a “Settlement Amount” that is equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Observation Period.
     (b) By the close of business on the Business Day prior to the first scheduled Trading Day of the applicable Observation Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) and the Company shall notify the Holder of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). With respect to any Securities that are converted following a Notice of Redemption relating to such Securities or during the 23 Trading Day period leading up to the relevant Stated Maturity for such Securities, the Cash Percentage that the Company shall specify for the corresponding Observation Period will apply to all such conversions.
     (c) If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in lieu of all or the applicable portion of the Daily Share Amount in respect of each Trading Day in the applicable Observation Period will equal: (i) the Cash Percentage, multiplied by (ii) the Daily Share Amount (assuming the Company had not specified a Cash Percentage), multiplied by (iii) the Last Reported Sale Price for such Trading Day. The number of shares deliverable in respect of each Business Day in the applicable Observation Period will be a percentage of the Daily Share Amount (assuming the Company had not specified a Cash Percentage) equal to 100% minus the Cash Percentage. If the Company does not specify a Cash Percentage, the Company must settle 100% of the Daily Share Amount for each Trading Day in such Observation Period with shares of Common Stock; provided, however, that the Company will pay cash in lieu of fractional shares as described below. The Company may, at the Company’s option, revoke any Cash Percentage Notice by notifying the Trustee; provided that the Company must revoke such notice by the close of business on the Business Day prior to the first scheduled Trading Day of the applicable Observation Period.

     (d) The Company will deliver cash in lieu of fractional shares of Common Stock issuable in connection with payment of the amounts above, based on the Last Reported Sale Price on the last day of the applicable Observation Period. Delivery of the Settlement Amount will be deemed to satisfy the obligation to pay the principal amount of the Securities and accrued Interest, including Additional Amounts, if any, payable on the Securities. However, if Securities are converted after an Interest Record Date and prior to the opening of business on the next Interest Payment Date, Holders of such Securities at the close of business on the Interest Record Date will receive accrued and unpaid Interest and any unpaid Additional Amounts, if any, payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion of their Securities. In such event, when the Holder surrenders the Security for conversion, the Holder must deliver payment to us of an amount equal to the accrued and unpaid Interest payable on such Interest Payment Date, plus all Additional Amounts, if any, on the principal amount to be converted; provided that no such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after the close of business on an Interest Record Date and on or prior to the Interest Payment Date to which that Interest Record Date relates, (2) if the Company has specified a Redemption Date that is after the close of business on an Interest Record Date and on or prior to the Interest Payment Date to which that Interest Record Date relates, (3) to the extent of any overdue Interest (and any Additional Amounts) if any such Interest exists at the time of conversion with respect to such Security or (4) if a Holder converts its Securities after the close of business on the last Interest Record Date for interest payable at maturity and on or prior to the relevant Stated Maturity. Accrued but unpaid Interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Conversion Rate shall not be adjusted to account for accrued but unpaid Interest or for any Additional Amounts.
     (e) If a Holder tenders Securities for conversion and the Conversion Value is being determined at a time when the Securities are convertible into Exchange Property, the Daily Conversion Value of each Security shall be determined based on the kind and amount of such Exchange Property and the value thereof during the Observation Period. Settlement of Securities tendered for conversion after the effective date of any transaction giving rise to Exchange Property shall be as set forth above. For the purposes of this Section 10.03(e), the Last Reported Sale Price of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock, (B) the Last Reported Sale Price of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange and (3) the Fair Market Value of any other Exchange Property received per share, as determined by three independent nationally recognized investment banks selected by the Company for this purpose. Settlement (in cash and/or shares) will occur on the third Business Day following the final day of such Cash Settlement Period.
     (f) Notwithstanding anything to the contrary in this Indenture the Company will not deliver shares of Common Stock in excess of 20% of the shares of Common Stock outstanding on the date hereof (the “Delivery Limitation”) in satisfaction of the Conversion Obligation unless the Company either, in its sole discretion (a) obtains stockholder approval to issue Common Stock in excess of the Delivery Obligation or otherwise complies with the NYSE listing rules at the time of conversion or (b) delivers cash in lieu of any shares of Common Stock that would otherwise be deliverable in excess of the Delivery Limitation to satisfy the Conversion Obligation based on the average of the Last Reported Sale Prices of Common Stock for the ten (10) Trading-Day period commencing on the first Trading Day immediately succeeding the last Trading Day of the relevant Observation Period. If the Company elects to pay cash as described above in the preceding sentence, the Company will settle conversions of such Securities on the third Business Day following the last day of such ten (10) Trading-Day period.
     Section 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company, without duplication, in accordance with this Section 10.04:
     (a) In case the Company shall hereafter pay a dividend or make a distribution to all or substantially all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or other distribution by a fraction,
     (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution plus (B) the total number of shares of Common Stock constituting the dividend or distribution; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution, such increase to become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 10.04 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) In case the Company shall issue rights, warrants or options (other than pursuant to any dividend reinvestment or share repurchase plans) to all or substantially all holders of its outstanding shares of Common Stock entitling them (for a period of up to 60 days from the date of issuance of such rights, warrants or options) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Ex-Dividend Date for such issuance, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such issuance by a fraction,
     (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such issuance plus (B) the total number of additional shares of Common Stock offered for subscription or purchase, and
     (ii) the denominator of which is the sum of (A) the number of shares of Common Stock outstanding immediately prior to the opening of business on the Ex-Dividend Date for such issuance plus (B) the total number of additional shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock offered for subscription or purchase would purchase at the Current Market Price of the Common Stock on the Ex-Dividend Date for such issuance.
     Such adjustment shall be successively made whenever any such rights, warrants or options are issued, and shall become effective immediately after the opening of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, warrants or options, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants or options are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such rights, warrants or options had not been issued. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than Current Market Price of the Common Stock on the Ex-Dividend Date for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the effective date for such subdivision shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the effective date for such combination shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the effective date for such subdivision or combination.

     (d) Except as set forth in the immediately succeeding paragraph, in case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company, evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in Section 10.04(b) and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 10.04(a)) (any of the foregoing hereinafter in this Section 10.04(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution by a fraction,
     (i) the numerator of which shall be the Current Market Price per share of the Common Stock on the Ex-Dividend Date for such distribution; and
     (ii) the denominator of which shall be the Current Market Price per share of the Common Stock minus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Ex-Dividend Date for such distribution of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately after the opening of business on the Ex-Dividend Date for such distribution; provided, however, that in the event (1) the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Ex-Dividend Date or (2) the Current Market Price of the Common Stock on such Ex-Dividend Date exceeds the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive at the same time as holders of the Common Stock the amount of Distributed Assets such Holder would have received had such Holder converted each Security into solely shares of Common Stock at the then-current Conversion Rate on the Ex-Dividend Date for such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall be adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.
     Notwithstanding the immediately preceding paragraph, if any Distributed Assets requiring any adjustment pursuant to this Section 10.04(d) consist of the Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company that are or in connection with such distribution will be listed for trading on a U.S. national or regional securities exchange, the Conversion Rate shall instead be increased by multiplying the Conversion Rate in effect at the close of business on the fifteenth Trading Day immediately following the Ex-Dividend Date for such distribution by a fraction, (A) the numerator of which is the sum of (1) the average of the Last Reported Sale Prices of the number of securities distributed in respect of each share of Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day immediately following the Ex-Dividend Date on the NYSE or such other national or regional exchange on which such securities are then listed plus (2) the average of the Last Reported Sale Prices of the Common Stock over the same Trading Day period and (B) the denominator of which is such average of the Last Reported Sale Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on the NYSE or such other national or regional exchange or market on which the Common Stock is then listed.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Rate under this Section 10.04 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights to purchase such different securities, evidences of indebtedness or other assets (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution pursuant to this paragraph) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this Section 10.04(d) and Section 10.04(a) and (b), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.04(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except the Ex-Dividend Date for such dividend or distribution shall be substituted for “the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 10.04(a) and the “Ex-Dividend Date for such issuance” within the meaning of Section 10.04(b) and any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 10.04(a).
     (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (an “Extraordinary Cash Dividend”) (excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (ii) any quarterly cash dividend on the Common Stock to the extent such that such quarterly cash dividend per share of Common Stock in any quarter does not exceed $0.15 (the “Current Dividend Amount”; the Current Dividend Amount is also subject to adjustment on a basis inversely proportional to adjustments to the Conversion Rate, provided that no adjustment will be made to the Current Dividend Amount in respect of any cash dividend or other distribution that results in an adjustment to the Conversion Rate pursuant to this clause), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such Extraordinary Cash Dividend by a fraction,
     (i) the numerator of which shall be the Current Market Price of the Common Stock on the Ex-Dividend Date for such distribution, and
     (ii) the denominator of which shall be the Current Market Price of the Common Stock on the Ex-Dividend Date for such distribution minus the amount per share of such dividend or the amount of cash so distributed in excess of the Current Dividend Amount applicable to one share of Common Stock, provided that in the case of a distribution that is not a quarterly dividend, the Current Dividend Amount will be deemed to be zero, such adjustment to be effective immediately after the opening of business on the Ex-Dividend Date; provided, however, that in the event (1) the portion of the cash so distributed (in excess of the Current Dividend Amount) applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Ex-Dividend Date or (2) the Current Market Price of the Common Stock on such Ex-Dividend Date exceeds the per share amount of such cash dividend (in excess of the Current Dividend Amount) by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive at the same time as holders of the Common Stock the amount of cash such Holder would have received had such Holder converted each Security into solely shares of Common Stock at the then-current Conversion Rate on such Ex-Dividend Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if distribution had not been declared.
     (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the close of business on the Trading Day next succeeding the Expiration Time by a fraction,
     (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and
     (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately after the close of business on the Trading Day next succeeding the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. In no event shall the Conversion Rate be reduced pursuant to this Section 10.04(f).
     (g) The Company may in its sole discretion may make such increases in the Conversion Rate, in addition to those required by this Section 10.04, by up to 20% above the then applicable Conversion Rate as the Board of Directors deems advisable to avoid or diminish any U.S. federal income tax to holders of Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase); and provided, further that such increases shall not increase the then applicable Conversion Rate by more than 20% above such Conversion Rate.
     In addition, to the extent permitted by applicable law and the listing requirements of the NYSE or any national securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it shall be in effect.
     (h) All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half-cent and 0.00005 of a share, respectively, being rounded upward. Notwithstanding the foregoing, no adjustment need be made for:
     (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan,
     (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries,

     (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security and not described in the foregoing clause (ii),
     (iv) a change in the par value of the Common Stock,
     (v) accrued and unpaid Interest, including Additional Amounts, if any; or
     (vi) for the avoidance of doubt, for (i) the issuance of Common Stock or convertible or exchangeable securities by the Company (other than payment of cash by the Company upon conversion, redemption, repurchase upon Fundamental Change or repurchase of Securities to all or substantially all holders of Common Stock as set forth in paragraphs (a) through (f) of this Section 10.04) or (ii) the payment of cash by the Company upon conversion, redemption or repurchase of the Securities.
     (i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on the Security register provided for in Section 2.03 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (j) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     Section 10.05. Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision, split or combination to which Section 10.04(c) applies or a change in par value) as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property (the “Exchange Property”) with respect to or in exchange for such Common Stock, (ii) any consolidation, merger, binding share exchange or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, the Exchange Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     (b) The Conversion Obligation with respect to each $1,000 principal amount of Securities converted following the effective date of any such transaction, shall be calculated (as provided in clause (c) below) based on the Exchange Property. If pursuant to such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance the Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.
     (c) The Conversion Obligation and related Settlement Amount in respect of any Securities converted following the effective date of any such transaction shall be computed in the same manner as set forth in Section 10.03 except that if the Securities become convertible into Exchange Property, the Last Reported Sale Price of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock and (B) the Last Reported Sale Price of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange, and (C) the Fair Market Value of any other Exchange Property received per share, as determined by three independent nationally recognized investment banks selected by the Company for this purpose. Settlement (in cash and/or shares) shall occur on the third Business Day following the final day of such Observation Period, provided, that any amount of the Settlement Amount to be delivered in shares of Common Stock shall be paid in Exchange Property rather than shares of Common Stock. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the value of the Exchange Property (as calculated pursuant to Section 10.03) of such kind bears to the value of all such Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Securities being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the value of the Exchange Property.
     (d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (e) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.
     If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.
     Section 10.06. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof, except for applicable withholding, if any. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 10.07. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements. (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock for the conversion of the Securities from time to time as such Securities are presented for conversion.
     (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

     (c) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     Section 10.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 10.09. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or
     (b) the Company shall authorize the granting to the holders of all of its Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.04(b); or

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision, split or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, binding share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the register provided for in Section 2.03 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the earliest applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, binding share exchange or combination, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, binding share exchange or combination, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, binding share exchange or combination, sale, transfer, dissolution, liquidation or winding up.
     Section 10.10. Shareholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, a Holder who converts Securities shall receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all Holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 10.04(d) above, subject to readjustment in the event such rights become exercisable to purchase different securities, evidences of indebtedness or assets and in the event of the expiration or termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable shareholder rights plan to provide that upon conversion of the Securities the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable shareholder rights agreement.

     Section 10.11. Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.
ARTICLE 11
Redemption Of Securities
     Section 11.01. Right to Redeem; Notices to Trustee. The Company shall have the right to redeem either series of the Securities, in whole or in part at any time after October 15, 2008, in the case of the Series A Debentures, or May 15, 2009 in the case of the Series B Debentures, in each case for cash at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid Interest, including Additional Amounts, if any, to, but excluding the date fixed for redemption (the “Redemption Date”); provided, however, that if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid Interest, if any, on such Interest Payment Date plus any Additional Amounts to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Securities for redemption) and the Redemption Price shall be equal to 100% of the principal amount of the Securities to be redeemed. If the Company elects to redeem Securities of a series in accordance with this Article 11, it shall notify the Trustee in writing of the Redemption Date, the principal amount of each series of Securities to be redeemed and the Redemption Price of each series of Securities to be redeemed. Holders who convert their Securities prior to the Record Date for the payment of Interest will not receive any accrued and unpaid Interest, including Additional Amounts, if any, to the Conversion Date.
     Section 11.02. Selection of Securities to be Redeemed. If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which such series of the Securities are then listed) or is required by the depository for the Securities of such series. The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from the outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is converted in part before the Business Day immediately preceding the Redemption Date, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
     Section 11.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed.
     (a) The notice shall identify the Securities to be redeemed and shall at a minimum state:
     (i) the Redemption Date for such Securities;
     (ii) the Redemption Price for such Securities;
     (iii) the Conversion Rate for such Securities;
     (iv) the name and address of the Paying Agent and Conversion Agent;
     (v) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;
     (vi) that Holders who want to convert Securities must satisfy the requirements set forth in the applicable provisions of the Securities;
     (vii) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (viii) if fewer than all the outstanding Securities of such series are to be redeemed, the certificate number and principal amounts of the particular Securities to be redeemed;
     (ix) that, unless the Company defaults in making payment of such Redemption Price, Interest, if any, and Additional Amounts, if any, on Securities called for redemption will cease to accrue and principal on Securities called for redemption will cease to accrete on and after the Redemption Date; and
     (x) the CUSIP number of the Securities, if CUSIP numbers are then in use.

     (b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to such notice of redemption.
     Section 11.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.
     Section 11.05. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. If the Paying Agent holds funds sufficient to pay the Redemption Price of the Securities to be redeemed on the Redemption Date, then on and after such date (i) such Securities will cease to be outstanding; (ii) Interest on such Securities will cease to accrue; and (iii) all rights of Holders of such Securities will terminate, except for the right to receive the Redemption Price (or if such Securities have been tendered for conversion, the cash and Common Stock, if any, due upon such conversion).
     Section 11.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. In the event of any redemption of Securities in part, the Company will not be required to (i) issue or register the transfer or exchange of any Securities of such series during a period beginning at the opening of business 15 days before any selection of Securities of such series for redemption and ending at the close of business on the earliest date on which the relevant Notice of Redemption is deemed to have been given to all Holders of Securities of such series to be so redeemed or (ii) register the transfer or exchange of any Securities of such series so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

ARTICLE 12
Repurchase At Option Of Holders
     Section 12.01. Right to Require Repurchase.
     (a) Each Holder of Securities shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities, or any portion thereof that is a multiple of $1,000 principal amount, in cash, in the case of Series A Debentures on October 15, 2008, 2009, 2010, 2012, 2017, 2022, 2027 and 2032, and, in the case of Series B Debentures, on May 15, 2009, 2010, 2012, 2017, 2022, 2027 and 2032 (each, a “Repurchase Date”), at a repurchase price (the “Repurchase Price”) equal to 100% of the principal amount of the Securities being repurchased, plus accrued and unpaid Interest, including Additional Amounts, if any, to but excluding, the applicable Repurchase Date; provided, however, that if the applicable Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid Interest, including Additional Amounts, if any, on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date and the Repurchase Price will be 100% of the principal amount of the Securities to be repurchased.
     (b) Not later than the 23rd Business Day prior to each Repurchase Date for a series of Securities, the Company shall give notice (the “Company Repurchase Notice”) to each Holder of such series at its address set forth in the Security Register, to the Trustee and to the Paying Agent.
     (c) For a Security of a series to be so repurchased at the option of the Holder pursuant to this Section 12.01, the Holder must deliver to the Paying Agent, during the period beginning at any time from the opening of business on the date that is twenty three (23) Business Days prior to the relevant Repurchase Date for such series until the close of business on the third Business Day immediately preceding the Repurchase Date (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Securities duly completed (if the Security is certificated) or stating the following (if the Security is represented by a Global Security): (A) the certificate number of the Security which the Holder will deliver to be repurchased (if the Security is certificated) or that the relevant Repurchase Notice complies with the appropriate Depositary procedures (if the Security is represented by Global Security), (B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the remaining principal amount of Securities not subject to repurchase must be in integral multiple of $1,000) and (C) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Security and in this Indenture; together with (ii) such Securities duly endorsed for transfer (if the Security is certificated) or book entry transfer of such Security (if such Security is represented by a Global Security). The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice

(together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefore; provided, however, that such repurchase price shall be so paid only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     Section 12.02. Company Repurchase Notice. (a) The Company Repurchase Notice, as provided in Section 12.01(b), shall be given not less than twenty three (23) Business Days prior to the Repurchase Date as provided in Section 12.01(a) (the “Company Repurchase Notice Date”).
     (b) In connection with any repurchase of Securities of such series, the Company shall, on the applicable Company Repurchase Notice Date, give written notice to Holders of Securities of such series (with a copy to the Trustee) setting forth information specified in this Section.
     Each Company Repurchase Notice shall:
     (i) state the Repurchase Price, and the Repurchase Date to which the relevant Company Repurchase Notice relates;
     (ii) state that Holders must exercise their right to elect to repurchase prior to 5:00 p.m., New York City time, on the third Business Day immediately prior to the Repurchase Date;
     (iii) include a form of Repurchase Notice;
     (iv) state the name and address of the Trustee, the Paying Agent and, if applicable, the Conversion Agent;
     (v) state that Securities must be surrendered to the Paying Agent to collect the Repurchase Price;
     (vi) state that a Holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the third Business Day immediately prior to the Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 12.03;
     (vii) if the Securities are then convertible, state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture;

     (viii) state the amount of Interest accrued and unpaid and Additional Amounts, if any, per $1,000 principal amount of Securities to, but excluding, the Repurchase Date;
     (ix) state that, unless the Company defaults in making payment of the Repurchase Price, Interest and Additional Amounts, if any, on Securities covered by any Repurchase Notice shall cease to accrue on and after the Repurchase Date;
     (x) state the CUSIP number of the Securities, if CUSIP numbers are then in use; and
     (xi) state the procedures for withdrawing a Repurchase Notice including a form of notice of withdrawal (as specified in Section 12.03).
     A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Repurchase Notice shall be prepared by the Company.
     If any of the Securities of a series are represented by a Global Security, then the Company will modify such Company Repurchase Notice to the extent necessary to accord with the Applicable Procedures of the Depositary that apply to the repurchase of Global Securities.
     Section 12.03. Effect Of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with this Section 12.03) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, within two (2) Business Days following the later of (x) the Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions in Section 12.01) and (y) the time of book-entry transfer or delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 12.01.
     Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.
     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the third Business Day immediately prior to the Repurchase Date specifying:
     (a) the name of the Holder;

     (b) a statement that the Holder is withdrawing its election to require the Company to repurchase its Securities;
     (c) the certificate number(s) of all withdrawn Securities in certificated form or that the notice of withdrawal complies with appropriate Depositary procedures with respect to all withdrawn Securities represented by a Global Security;
     (d) the principal amount of Securities with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000; and
     (e) the principal amount of Securities, if any, that remains subject to the original Repurchase Notice and that has been or will be delivered for repurchase by the Company.
     If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Securities listed in such Repurchase Notice.
     Section 12.04. Deposit of Repurchase Price. (a) Prior to 11:00 a.m., New York City time, on the Repurchase Date, the Company shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Repurchase Date), sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof that are to be repurchased as of the Repurchase Date.
     If on the Repurchase Date the Paying Agent holds money sufficient to pay the repurchase price of the Securities that Holders have elected to require the Company to repurchase in accordance with Section 12.01, then, on the Repurchase Date, such Securities will cease to be outstanding, Interest and Additional Amounts, if any, will cease to accrue and all other rights of the Holders of such Securities will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Security. This will be the case whether or not book-entry transfer of the Security has been made or the Security has been delivered to the Paying Agent.
     Section 12.05. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company, the Paying Agent or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Paying Agent or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee, shall authenticate and deliver to the Holder of such Security, without service charge except for any taxes to be paid by the Holder in the event a Security is registered under a new name, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

     Section 12.06. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company, upon written request any Cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Repurchase Price, provided, however, that to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 12.04 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date, then on the Business Day following the Repurchase Date, the Trustee or the Paying Agent, as applicable, shall return any such excess to the Company. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.
     Section 12.07. Covenant to Comply with Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 12.01 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e 4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:
     (i) comply with Rule 13e 4 and Rule 14e 1 (or any successor provision) under the Exchange Act;
     (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and
     (iii) otherwise comply with all federal and state securities laws in a manner designed to permit the rights and obligations under this Article 12 to be exercised in the time and in the manner specified therein.
     To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 12, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article 12.
ARTICLE 13
Immunity of Incorporators, Stockholders, Officers and Directors
     Section 13.01. Indenture And Securities Solely Corporate Obligations. Except as otherwise expressly provided in Article 13, no recourse for the payment of the principal of (including the Redemption Price or Repurchase Price or Fundamental Change Repurchase Price) or, premium, if any, or interest on any Security, or Settlement Amount or Exchange Property payable on conversion thereof, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company, the Guarantor or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.
ARTICLE 14
Guarantee
     Section 14.01. Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 14, the Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price), and Interest and Additional Amounts, if any, on the Securities shall be duly and punctually paid in full when due, whether at the relevant Maturity Date, upon acceleration, upon redemption, upon a repurchase, upon repurchase due to a Fundamental Change or otherwise, and interest on overdue principal, Additional Amounts, if any, and (to the extent permitted by law) interest on any interest, if any, on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities (including delivery of Common Stock, if any, upon conversion of the Securities, fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, upon redemption, upon repurchase, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 14.03 hereof (collectively, the “Guarantee Obligations”).
     Subject to the provisions of this Article 14, the Guarantor hereby agrees that its Guarantee hereunder shall be as principal and not as surety, and shall be absolute, irrevocable and unconditional, and shall be unaffected by, any invalidity, irregularity or unenforceability of the Securities or this Indenture, any failure to enforce the provisions of the Securities or this Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of the Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor, except by payment of cash and delivery of Common Stock upon conversion or the Securities, payment in full of the principal and Interest on the Securities, whether at the relevant Stated Maturity, upon acceleration, upon redemption, upon repurchase or otherwise. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged except by payment of cash and delivery of Common Stock upon conversion or the Securities, payment in full of the principal and Interest on the Securities, whether at the relevant Stated Maturity, upon acceleration, upon redemption, upon repurchase or otherwise.
     The Guarantor shall be subrogated to all rights of the Holder against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive payments arising out of or based upon, such right of subrogation until the cash payable and shares of Common Stock deliverable, principal of, and Interest on, including Additional Amounts, if any, required with respect to, all Securities of the same series shall have been paid in full.
     If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.
     Section 14.02. Execution and Delivery of Guarantee. To evidence the Guarantees to the Holders specified in Section 14.01, the Guarantor hereby agrees to execute a Guarantee on each Security authenticated and delivered by the Trustee.
     The Guarantee shall be executed on behalf of the Guarantor by its Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating

Officer, the Chief Financial Officer, any Executive Managing Director, any Senior Managing Director, the Secretary, the Treasurer and the Managing Director and Assistant Treasurer. The signature of any officers on the Guarantee may be manual or facsimile.
     The Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Guarantee or did not hold such offices after the date of such Guarantee. The delivery by the Trustee of a Security with such a Guarantee endorsed thereon shall, after the authentication of such Security hereunder, constitute due delivery of such Guarantee on behalf of the Guarantor.
     No Guarantee endorsed on any Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on the Security on which such Guarantee is endorsed a certificate of authentication substantially in the form provided for herein executed by the Trustee. The signature of the Trustee on the certificate of authentication may be manual or facsimile.
     Section 14.03. Limitation of Guarantor’s Liability. The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 14 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.
     Section 14.04. Application of Certain Terms and Provisions to the Guarantor. (a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.
     (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 15.03 hereof as if references therein to the Company were references to the Guarantor.
     (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Guarantor may be given or served as described in Section 15.02 hereof as if references therein to the Company were references to the Guarantor.

     (d) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 15.05 hereof as if all references therein to the Company were references to the Guarantor.
ARTICLE 15
Miscellaneous
     Section 15.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 15.02. Notices. Any request, demand, authorization, direction notice, waiver, consent or communication by the Company, the Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:
if to the Company:
Countrywide Financial Corporation
4500 Park Granada
MS CH-11A
Calabasas, CA 91302
Attention: Sandor E. Samuels, Esq, Chief Legal Officer
With a copy to:
Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, CA 90071
Attn: Judith Kitano
Facsimile: (213) 687-3702
if to the Guarantor:
Countrywide Home Loans, Inc.
4500 Park Granada
MS CH-11A
Calabasas, CA 91302
Attention: Sandor E. Samuels, Esq, Chief Legal Officer

With a copy to:
Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, CA 90071
Attn: Judith Kitano
Facsimile: (213) 687-3702
if to the Trustee:
The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Attn: Corporate Trust Administration
Facsimile: (212) 815-5131
     The Company, the Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.
     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
     Section 15.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
     Section 15.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 15.05. Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that each person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;
     (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.
     Section 15.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 15.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.
     Section 15.08. Legal Holidays. A “legal holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a legal holiday, the action shall be taken on the next succeeding day that is not a legal holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period. In any case where an Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Repurchase Date, or Fundamental Change Repurchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no Interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day; provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be adjusted to the Business Day immediately preceding such Interest Payment Date. If the Stated Maturity, Redemption Date, Repurchase Date, or Fundamental Change Repurchase Date of a Security would fall on a day that is not a Business Day, the required payment of Interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after such Stated Maturity, Redemption Date, Repurchase Date, or Fundamental Change Repurchase Date to such next succeeding Business Day.
     Section 15.09. Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.
     Section 15.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
     Section 15.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 15.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     Section 15.13. Calculations In Respect Of Securities. The Company will be responsible for making all calculations called for under the Securities, unless otherwise set forth above. These calculations include, but are not limited to, determinations of the market prices of Common Stock, the amount of accrued Interest, including Additional Amounts, if any, payable on the Securities and the Conversion Rate of the Securities. The Company will make all these calculations in good faith, and, absent manifest error, the Company’s calculations will be final and binding on Holders. The Company will provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely, upon the accuracy of our calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder.
     Section 15.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

COUNTRYWIDE FINANCIAL CORPORATION
By:	/s/ Jennifer S. Sandefur
	Name:	Jennifer S. Sandefur
	Title:	Senior Managing Director and Treasurer

COUNTRYWIDE HOME LOANS, INC., as Guarantor
By:	/s/ Bradley W. Coburn
	Name:	Bradley W. Coburn
	Title:	Managing Director, Assistant Treasurer

THE BANK OF NEW YORK, as Trustee
By:	/s/ Stacey B. Poindexter
	Name:	Stacey B. Poindexter
	Title:	Assistant Vice President

EXHIBIT A
[FORM OF SERIES A DEBENTURE]
     [Insert if Global Security] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
     THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $982.50; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $17.50; (3) THE ISSUE DATE IS MAY 22, 2007; AND (4) THE YIELD TO MATURITY IS 3.17%.
     [Insert if restricted Security] [NEITHER THIS SECURITY, THE GUARANTEE NOR ANY SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, THE GUARANTEE NOR ANY SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1)

A-1

REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) (A “QUALIFIED INSTITUTIONAL BUYER”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, THE GUARANTEE OR ANY COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO COUNTRYWIDE FINANCIAL CORPORATION (THE “ISSUER”) OR A SUBSIDIARY THEREOF, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S, THE GUARANTOR’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) REPRESENTS EITHER THAT (A) NO PORTION OF THE ASSETS USED TO ACQUIRE AND HOLD THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR SIMILAR PLAN OR ARRANGEMENT, OR (B) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY BY THE PURCHASER WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE INTERNAL REVENUE CODE, AS AMENDED, OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).]

COUNTRYWIDE FINANCIAL CORPORATION
Series A Floating Rate Convertible Senior Debentures Due 2037

CUSIP: 222372 AL8
ISIN NUMBER: US222372AL88
ISSUE DATE: May 22, 2007	Principal Amount: $[500,000,000][2]
No. [1]
     COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of Five Hundred Million Dollars (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed $2,000,000,000 in aggregate at any time) by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule of Increases or Decreases hereto, in accordance with the rules and procedures of the Depositary), on April 15, 2037, and Interest thereon as set forth below and Additional Amounts, if any, in the manner, at the rates and to the Persons set forth in the Registration Rights Agreement.
     Interest Rate: 3-month LIBOR, reset quarterly, minus 3.50% (initially 1.86%), provided that the Interest Rate shall not be less than 0%.
     Interest Payment Dates: January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2007.
     LIBOR Reset Dates: January 15, April 15, July 15 and October 15 of each year.
     Interest Record Dates: January 1, April 1, July 1 and October 1 of each year.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash and Common Stock, if any, of the Company on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

[2]	Maximum of $500M per Debenture to comply with DTC rules

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 22, 2007	COUNTRYWIDE FINANCIAL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By

Authorized Signatory

Dated: May 22, 2007

[FORM OF REVERSE OF GLOBAL SECURITY]
Series A Floating Rate Convertible Senior Debentures Due 2037
     This Security is one of a duly authorized issue of Securities of the Company designated as Series A Floating Rate Convertible Senior Debentures Due 2037 (the “Securities”), limited to the aggregate principal amount of $2,000,000,000 all issued or to be issued under and pursuant to an Indenture, dated as of May 22, 2007 (the “Indenture”), by and among the Company, the Guarantor (as defined in the Guarantee attached hereto) and The Bank of New York, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The terms of this Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
     This Security will bear interest from May 22, 2007 or from the most recent date to which interest has been paid or duly provided for at the rate per annum equal to 3-month LIBOR, reset quarterly on each LIBOR Reset Date, minus 3.50% (initially 1.86%), to but excluding the Stated Maturity. Regardless of the level of 3-month LIBOR, however, the annual rate of interest on the Securities will never be less than zero. Except as provided in the Indenture, accrued but unpaid interest shall be paid quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), commencing July 15, 2007. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Interest Record Date for such interest, which shall be the January 1, April 1, July 1 and October 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not such day is a Business Day, unless otherwise provided in the Indenture.
     The Company shall pay Additional Amounts, if any, as set forth in the Indenture and the Registration Rights Agreement. Interest shall be computed using the actual number of days elapsed between the LIBOR Reset Dates divided by 360.

     If the principal amount of any Security, or any accrued and unpaid Interest or Additional Amounts, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for deposit or segregation of the Fundamental Change Repurchase Price pursuant to Section 3.03 of the Indenture or Repurchase Price pursuant to Section 12.04 of the Indenture, upon the Stated Maturity of the Security, upon the Interest Payment Dates or upon the Additional Amounts Payment Dates (as defined in the Registration Rights Agreement)), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate payable as set forth in the immediately preceding paragraph, compounded quarterly, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the immediately preceding paragraph.
     Except as provided below, the Company shall pay Interest, including Additional Amounts, if any, on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Securities having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Securities having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds if requested by the Holder of any such Security at least five business days prior to the relevant Interest Payment Date.
     At Stated Maturity, the Company shall pay Interest on Certificated Securities at the Company’s office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at 101 Barclay Street, Floor 8W, New York, New York 10286.
     Subject to certain conditions and limitations set forth in the Indenture, in case an Event of Default, as defined in the Indenture occurs and is continuing, the principal amount of this Security and any accrued and unpaid Interest, including Additional Amounts, if any, may be declared, by either the Trustee or Securityholders of not less than 25% in aggregate principal amount of the Securities then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price and the principal amount on the Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of this Security, and in other circumstances, with the consent of the Securityholders as specified therein, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any existing or past Default or Event of Default under the Indenture and its consequences.
     No provision of this Security or of the Indenture shall impair or affect adversely the right of any Holder to receive payment of the principal amount of this Security, and any accrued and unpaid Interest and any unpaid Additional Amounts, if any, in respect of this Security, on or after the respective due dates, any Fundamental Change Repurchase Date or any Repurchase Date, and to convert this Security, each in accordance with the terms of the Indenture.
     This Security is in fully registered form, without coupons in denomination of $500,000,000 principal amount. At the option of the Holder, this Security may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of this Security to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever this Security is so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Upon the issuance of any new Securities under Section 2.07 of the Indenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     This Security is subject to redemption in accordance with the terms on the Indenture at any time on or after October 15, 2008.
     This Security is not subject to any sinking fund.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase this Security or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price, subject to the terms of the Indenture.
     On any of October 15, 2008, 2009, 2010, 2012, 2017, 2022, 2027 and 2032, the Holder has the right, at such Holder’s option, to require the Company to repurchase this Security or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price, subject to the terms of the Indenture.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Stated Maturity, to convert this Security or any portion thereof (in principal amounts of $1,000 or integral multiples thereof), into cash and, if applicable, shares of Common Stock, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.
     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated May 22, 2007, by and between the Company and the Guarantor, on the one hand, and Lehman Brothers Inc., Citigroup Global Markets Inc. and Banc of America Securities LLC, on the other, including the right to receive Additional Amounts upon a Registration Default (as defined in such agreement). The Company shall make payments of Additional Amounts on the Additional Amounts Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

GUARANTEE
The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Company (defined below) and The Bank of New York, as trustee (the “Indenture”), has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in the Indenture), which include (i) the due and punctual payment of the principal of, and Interest and Additional Amounts, if any, on the Series A Floating Rate Convertible Senior Debentures Due 2037 (the “Securities”) of Countrywide Financial Corporation, a Delaware corporation (the “Company”), whether at maturity, upon acceleration, upon redemption, upon a repurchase, upon a repurchase due to a Fundamental Change or otherwise, the due and punctual payment of interest on the overdue principal, Additional Amounts, if any, and (to the extent permitted by law) interest on any interest, if any, on this Security and all other obligations of the Company to the Holders or the Trustee under the Indenture or under this Security (including delivery of Common Stock, if any, upon conversion of this Security, fees, expenses or other) all in accordance with the terms set forth in Article 14 of the Indenture, and (ii) in case of any extension of time of payment or renewal of this Security or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, upon a redemption, upon a repurchase, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 14.03 of the Indenture.
The obligations of the Guarantor to the Holders of this Security and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.
No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.
The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to this Security and all demands whatsoever.
This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of the Guarantee Obligations or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of this Security, and, in the event of any transfer or assignment of rights by any Holder of this Security or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and performance and not of collectibility.
This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on this Security shall have been executed by the Trustee under the Indenture in the manner provided by the Indenture.
The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.
THE TERMS OF ARTICLE 14 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated: May 22, 2007	COUNTRYWIDE HOME LOANS, INC.

By:
Name:
Title:

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:	To convert this Security, check the box ☐

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

SCHEDULE A
SCHEDULE OF INCREASES AND DECREASES
The Initial Principal Amount of this Security is Five Hundred Million DOLLARS ($500,000,000). The following increases or decreases in part of this Security have been made:

Principal Amount of
this Security
	Amount of Increase	Amount of Decrease	following such	Notation by
	in Principal Amount	in Principal Amount	Increase or	Registrar or
Date	of this Security	of this Security	Decrease	Security Custodian

COUNTRYWIDE FINANCIAL CORPORATION
Series A Floating Rate Convertible Senior Debentures Due 2037
Transfer Certificate
     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $                     principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:
☐	A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;
and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

DATE:	Signature(s)
     (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)
Signature Guaranteed

Participant in a Recognized Signature

Name:

Address:

Tax I.D.:

COUNTRYWIDE FINANCIAL CORPORATION
NOTICE OF
FUNDAMENTAL CHANGE
[DATE]
To the Holders of the Series A Floating Rate Convertible Senior Debentures Due 2037
(the “Securities”) issued by Countrywide Financial Corporation:
     Countrywide Financial Corporation (the “Company”) by this written notice hereby notifies you, pursuant to Section 3.01(b) of that certain Indenture (the “Indenture”), dated as of May 22, 2007, by and among the Company, the Guarantor and The Bank of New York, that a Fundamental Change (as such term, and each other capitalized term used herein and not otherwise defined herein is defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Company.
1. Fundamental Change: [Insert brief description of the Fundamental Change and the date of the occurrence thereof].
2. Date by which Fundamental Change Repurchase Notice must be delivered by you to the Paying Agent in order to have your Securities repurchased:
3. Fundamental Change Repurchase Date:
4. Fundamental Change Repurchase Price:
5. Paying Agent and Conversion Agent: [NAME] [ADDRESS]
6. Conversion Rate: To the extent described in Item 7 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), subject to adjustment.
7. The Securities as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 10 of the Indenture and the terms of the Securities only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into cash or a combination of cash and shares of the Company’s common stock:
     (i) during any fiscal quarter of the Company commencing after June 30, 2007 (and only during such fiscal quarter), if the Last Reported Sale Price (as defined in the Indenture) of the Common Stock for at least 20 trading days during the period of 30 Trading Days ending on the last

Trading Day of the preceding fiscal quarter is more than 130% of the Conversion Price on such last Trading Day;
     (ii) during the five Business Days immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities for each day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate (as defined in the Indenture) of the Securities on each such day;
     (iii) on or after January 15, 2037;
     (iv) if such Security has been called for redemption, from the date the Company issues a notice of redemption in accordance with Section 11.01 of the Indenture and prior to the close of business on the Business Day immediately preceding the Redemption Date even if the Securities are not otherwise eligible for conversion at that time; or
     (v) upon the occurrence of certain specified corporate transactions as provided in Section 10.01(b) of the Indenture.
8. The Securities as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Fundamental Change Repurchase Price.
9. The Fundamental Change Repurchase Price for the Securities as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].
10. In order to have the Company repurchase your Securities, you must deliver the Fundamental Change Repurchase Notice, duly completed by you with the information required by such Fundamental Change Repurchase Notice (as specified in Section 3.01(c) of the Indenture) and deliver such Fundamental Change Repurchase Notice to the Paying Agent at any time until 5:00 p.m. (New York City Time) on the Fundamental Change Repurchase Date.
11. In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on the third Business Day prior to the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted or, if not certificated, that such withdrawal notice complies with the appropriate Depositary procedures, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Fundamental Change Repurchase Notice and which have been or will be delivered for repurchase by the Company.
12. Unless the Company defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest and Additional Amounts, if any, on your Securities as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.
13. CUSIP Number: 222372 AL8
COUNTRYWIDE FINANCIAL CORPORATION

FUNDAMENTAL CHANGE REPURCHASE NOTICE
Series A Floating Rate Convertible Senior Debentures Due 2037

TO:	COUNTRYWIDE FINANCIAL CORPORATION THE BANK OF NEW YORK
               The undersigned registered owner of this Series A Floating Rate Convertible Senior Debentures Due 2037 hereby irrevocably acknowledges receipt of a notice from Countrywide Financial Corporation (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Securities and requests and instructs the Company to repurchase the entire Principal Amount of this Security, or portion thereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of the principal amount or proportional portion thereof, together with accrued cash interest (including Additional Amounts, if any) to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Company as of the applicable Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture. This election is made pursuant to: Article 3 of the Indenture, Repurchase at Option of Holders upon a Fundamental Change.
               Dated:
               Signature(s):
               NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.
               Security Certificate Number (if applicable):
               Original Principal Amount to be purchased (if less than all):
$                                        .

EXHIBIT B
[FORM OF SERIES B DEBENTURE SECURITY]
     [Insert if Global Security] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
     THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $980; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $20; (3) THE ISSUE DATE IS MAY 22, 2007; AND (4) THE YIELD TO MATURITY IS 4.23%.
     [Insert if restricted Security] [NEITHER THIS SECURITY, THE GUARANTEE NOR ANY SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, THE GUARANTEE NOR ANY SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1)

REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) (A “QUALIFIED INSTITUTIONAL BUYER”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, THE GUARANTEE OR ANY COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO COUNTRYWIDE FINANCIAL CORPORATION (THE “ISSUER”) OR A SUBSIDIARY THEREOF, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S, THE GUARANTOR’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) REPRESENTS EITHER THAT (A) NO PORTION OF THE ASSETS USED TO ACQUIRE AND HOLD THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR SIMILAR PLAN OR ARRANGEMENT, OR (B) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY BY THE PURCHASER WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, SECTION 4975 OF THE INTERNAL REVENUE CODE, AS AMENDED, OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).]

COUNTRYWIDE FINANCIAL CORPORATION
Series B Floating Rate Convertible Senior Debentures Due 2037

CUSIP: 222372 AM6
ISIN NUMBER: US222372AM61
ISSUE DATE: May 22, 2007	Principal Amount: $[500,000,000][3]
No. [1]
     COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of Five Hundred Million Dollars (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed $2,000,000,000 in aggregate at any time) by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule of Increases or Decreases hereto, in accordance with the rules and procedures of the Depositary), on May 15, 2037, and Interest thereon as set forth below and Additional Amounts, if any, in the manner, at the rates and to the Persons set forth in the Registration Rights Agreement.
     Interest Rate: 3-month LIBOR, reset quarterly, minus 2.25% (initially 3.11%), provided that the Interest Rate shall not be less than 0%.
     Interest Payment Dates: February 15, May 15, August 15 and November 15, commencing on August 15, 2007.
     LIBOR Reset Dates: February 15, May 15, August 15 and November 15 of each year.
     Interest Record Dates: February 1, May 1, August 1 and November 1 of each year.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash and Common Stock, if any, of the Company on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

[3]	Maximum of $500M per Debenture to comply with DTC rules

     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 22, 2007	COUNTRYWIDE FINANCIAL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By

Authorized Signatory

Dated: May 22, 2007

[FORM OF REVERSE OF GLOBAL SECURITY]
Series B Floating Rate Convertible Senior Debentures Due 2037
     This Security is one of a duly authorized issue of Securities of the Company designated as Series B Floating Rate Convertible Senior Debentures Due 2037 (the “Securities”), limited to the aggregate principal amount of $2,000,000,000 all issued or to be issued under and pursuant to an Indenture, dated as of May 22, 2007 (the “Indenture”), by and among the Company, the Guarantor (as defined in the Guarantee attached hereto) and The Bank of New York, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The terms of this Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
     This Security will bear interest from May 22, 2007 or from the most recent date to which interest has been paid or duly provided for at the rate per annum equal to 3-month LIBOR, reset quarterly on each LIBOR Reset Date, minus 2.25% (initially 3.11%), to but excluding the Stated Maturity. Regardless of the level of 3-month LIBOR, however, the annual rate of interest on the Securities will never be less than zero. Except as provided in the Indenture, accrued but unpaid interest shall be paid quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an “Interest Payment Date”), commencing August 15, 2007. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Interest Record Date for such interest, which shall be the February 1, May 1, August 1 and November 1, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not such day is a Business Day, unless otherwise provided in the Indenture.
     The Company shall pay Additional Amounts, if any, as set forth in the Indenture and the Registration Rights Agreement. Interest shall be computed using the actual number of days elapsed between the LIBOR Reset Dates divided by 360.

     If the principal amount of any Security, or any accrued and unpaid Interest or Additional Amounts, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for deposit or segregation of the Fundamental Change Repurchase Price pursuant to Section 3.03 of the Indenture or Repurchase Price pursuant to Section 12.04 of the Indenture, upon the Stated Maturity of the Security, upon the Interest Payment Dates or upon the Additional Amounts Payment Dates (as defined in the Registration Rights Agreement)), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate payable as set forth in the immediately preceding paragraph, compounded quarterly, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the immediately preceding paragraph.
     Except as provided below, the Company shall pay Interest, including Additional Amounts, if any, on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Securities having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Securities having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds if requested by the Holder of any such Security at least five business days prior to the relevant Interest Payment Date.
     At Stated Maturity, the Company shall pay Interest on Certificated Securities at the Company’s office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at 101 Barclay Street, Floor 8W, New York, New York 10286.
     Subject to certain conditions and limitations set forth in the Indenture, in case an Event of Default, as defined in the Indenture occurs and is continuing, the principal amount of this Security and any accrued and unpaid Interest, including Additional Amounts, if any, may be declared, by either the Trustee or Securityholders of not less than 25% in aggregate principal amount of the Securities then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price and the principal amount on the Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of this Security, and in other circumstances, with the consent of the Securityholders as specified therein, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any existing or past Default or Event of Default under the Indenture and its consequences.
     No provision of this Security or of the Indenture shall impair or affect adversely the right of any Holder to receive payment of the principal amount of this Security, and any accrued and unpaid Interest and any unpaid Additional Amounts, if any, in respect of this Security, on or after the respective due dates, any Fundamental Change Repurchase Date or any Repurchase Date, and to convert this Security, each in accordance with the terms of the Indenture.
     This Security is in fully registered form, without coupons in denomination of $500,000,000 principal amount. At the option of the Holder, this Security may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of this Security to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever this Security is so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Upon the issuance of any new Securities under Section 2.07 of the Indenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     This Security is subject to redemption in accordance with the terms on the Indenture at any time on or after May 15, 2009.
     This Security is not subject to any sinking fund.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase this Security or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price, subject to the terms of the Indenture.
     On any of May 15, 2009, 2010, 2012, 2017, 2022, 2027 and 2032, the Holder has the right, at such Holder’s option, to require the Company to repurchase this Security or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price, subject to the terms of the Indenture.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Stated Maturity, to convert this Security or any portion thereof (in principal amounts of $1,000 or integral multiples thereof), into cash and, if applicable, shares of Common Stock, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.
     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated May 22, 2007, by and between the Company and the Guarantor, on the one hand, and Lehman Brothers Inc., Citigroup Global Markets Inc. and Banc of America Securities LLC, on the other, including the right to receive Additional Amounts upon a Registration Default (as defined in such agreement). The Company shall make payments of Additional Amounts on the Additional Amounts Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

GUARANTEE
The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Company (defined below) and The Bank of New York, as trustee (the “Indenture”), has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in the Indenture), which include (i) the due and punctual payment of the principal of, and Interest and Additional Amounts, if any, on the Series B Floating Rate Convertible Senior Debentures Due 2037 (the “Securities”) of Countrywide Financial Corporation, a Delaware corporation (the “Company”), whether at maturity, upon acceleration, upon redemption, upon a repurchase, upon a repurchase due to a Fundamental Change or otherwise, the due and punctual payment of interest on the overdue principal, Additional Amounts, if any, and (to the extent permitted by law) interest on any interest, if any, on this Security and all other obligations of the Company to the Holders or the Trustee under the Indenture or under this Security (including delivery of Common Stock, if any, upon conversion of this Security, fees, expenses or other) all in accordance with the terms set forth in Article 14 of the Indenture, and (ii) in case of any extension of time of payment or renewal of this Security or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, upon a redemption, upon a repurchase, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 14.03 of the Indenture.
The obligations of the Guarantor to the Holders of this Security and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.
No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.
The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to this Security and all demands whatsoever.
This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of the Guarantee Obligations or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of this Security, and, in the event of any transfer or assignment of rights by any Holder of this Security or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and performance and not of collectibility.
This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on this Security shall have been executed by the Trustee under the Indenture in the manner provided by the Indenture.
The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.
THE TERMS OF ARTICLE 14 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated: May 22, 2007	COUNTRYWIDE HOME LOANS, INC.

By:
Name:
Title:

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
                                                            agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

CONVERSION NOTICE
To convert this Security, check the box ☐
To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):
If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Date: Your Signature:

(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

SCHEDULE A
SCHEDULE OF INCREASES AND DECREASES
The Initial Principal Amount of this Security is Five Hundred Million DOLLARS ($500,000,000). The following increases or decreases in part of this Security have been made:

Principal Amount of
this Security
	Amount of Increase	Amount of Decrease	following such	Notation by
	in Principal Amount	in Principal Amount	Increase or	Registrar or
Date	of this Security	of this Security	Decrease	Security Custodian

COUNTRYWIDE FINANCIAL CORPORATION
Series B Floating Rate Convertible Senior Debentures Due 2037
Transfer Certificate
     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $                     principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:
☐	A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;
and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

DATE:
Signature(s)
(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Name:

Address:

Tax I.D.:

COUNTRYWIDE FINANCIAL CORPORATION
NOTICE OF
FUNDAMENTAL CHANGE
[DATE]
To the Holders of the Series B Floating Rate Convertible Senior Debentures Due 2037
(the “Securities”) issued by Countrywide Financial Corporation:
     Countrywide Financial Corporation (the “Company”) by this written notice hereby notifies you, pursuant to Section 3.01(b) of that certain Indenture (the “Indenture”), dated as of May 22, 2007, by and among the Company, the Guarantor and The Bank of New York, that a Fundamental Change (as such term, and each other capitalized term used herein and not otherwise defined herein is defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Company.
1. Fundamental Change: [Insert brief description of the Fundamental Change and the date of the occurrence thereof].
2. Date by which Fundamental Change Repurchase Notice must be delivered by you to the Paying Agent in order to have your Securities repurchased:
3. Fundamental Change Repurchase Date:
4. Fundamental Change Repurchase Price:
5. Paying Agent and Conversion Agent: [NAME] [ADDRESS]
6. Conversion Rate: To the extent described in Item 7 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), subject to adjustment.
7. The Securities as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 10 of the Indenture and the terms of the Securities only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into cash or a combination of cash and shares of the Company’s common stock:
     (i) during any fiscal quarter of the Company commencing after June 30, 2007 (and only during such fiscal quarter), if the Last Reported Sale Price (as defined in the Indenture) of the Common Stock for at least 20 trading days during the period of 30 Trading Days ending on the last Trading Day of the preceding fiscal quarter is more than 130% of the Conversion Price on such last Trading Day;
     (ii) during the five Business Days immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities for each day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate (as defined in the Indenture) of the Securities on each such day;
     (iii) on or after February 15, 2037;
     (iv) if such Security has been called for redemption, from the date the Company issues a notice of redemption in accordance with Section 11.01 of the Indenture and prior to the close of business on the Business Day immediately preceding the Redemption Date even if the Securities are not otherwise eligible for conversion at that time; or
     (v) upon the occurrence of certain specified corporate transactions as provided in Section 10.01(b) of the Indenture.
8. The Securities as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Fundamental Change Repurchase Price.
9. The Fundamental Change Repurchase Price for the Securities as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].
10. In order to have the Company repurchase your Securities, you must deliver the Fundamental Change Repurchase Notice, duly completed by you with the information required by such Fundamental Change Repurchase Notice (as specified in Section 3.01(c) of the Indenture) and deliver such Fundamental Change Repurchase Notice to the Paying Agent at any time until 5:00 p.m. (New York City Time) on the Fundamental Change Repurchase Date.
11. In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on the third Business Day prior to the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted or, if not certificated, that such withdrawal notice complies with the appropriate Depositary procedures, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Fundamental Change Repurchase Notice and which have been or will be delivered for repurchase by the Company.
12. Unless the Company defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest and Additional Amounts, if any, on your Securities as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.
13. CUSIP Number: 222372 AM6

COUNTRYWIDE FINANCIAL
CORPORATION

FUNDAMENTAL CHANGE REPURCHASE NOTICE
Series B Floating Rate Convertible Senior Debentures Due 2037

TO:	COUNTRYWIDE FINANCIAL CORPORATION THE BANK OF NEW YORK
     The undersigned registered owner of this Series B Floating Rate Convertible Senior Debentures Due 2037 hereby irrevocably acknowledges receipt of a notice from Countrywide Financial Corporation (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Securities and requests and instructs the Company to repurchase the entire Principal Amount of this Security, or portion thereof (which is $1,000 Principal Amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture at the price of the principal amount or proportional portion thereof, together with accrued cash interest (including Additional Amounts, if any) to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Securities shall be repurchased by the Company as of the applicable Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture. This election is made pursuant to: Article 3 of the Indenture, Repurchase at Option of Holders upon a Fundamental Change.
     Dated:
     Signature(s):
     NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.
     Security Certificate Number (if applicable):
     Original Principal Amount to be purchased (if less than all):
$                                        .

EXHIBIT C
COUNTRYWIDE FINANCIAL CORPORATION
Series A Floating Rate Convertible Debentures Due 2037
Transfer Certificate
     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $                     principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:
☐	A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

☐	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

☐	The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;
and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐	The transferee is an Affiliate of the Company.

DATE:
Signature(s)
     (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Name:

Address:

Tax I.D.:

SCHEDULE I-A
The following table sets forth the Stock Prices and the number of Additional Shares per $1,000 principal amount of Series A Debentures.

	$40.33	$45.00	$52.43	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00
05/22/2007	5.7220	3.9074	2.0981	1.6882	1.1078	0.7296	0.4827	0.3208	0.2144	0.1433	0.0956	0.0634	0.0414
07/15/2007	5.7220	3.8767	2.0289	1.6157	1.0398	0.6717	0.4364	0.2851	0.1877	0.1237	0.0813	0.0532	0.0341
10/15/2007	5.7021	3.7580	1.8524	1.4407	0.8852	0.5471	0.3413	0.2148	0.1369	0.0874	0.0557	0.0354	0.0217
01/15/2008	5.6676	3.6177	1.6281	1.2216	0.7009	0.4072	0.2408	0.1447	0.0889	0.0549	0.0337	0.0206	0.0119
04/15/2008	5.6484	3.4585	1.3306	0.9392	0.4836	0.2569	0.1414	0.0805	0.0476	0.0284	0.0168	0.0099	0.0050
07/15/2008	5.6712	3.2958	0.8869	0.5500	0.2337	0.1082	0.0541	0.0290	0.0166	0.0097	0.0055	0.0031	0.0011
10/15/2008	5.7220	3.1488	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

SCHEDULE I-B
The following table sets forth the Stock Prices and the number of Additional Shares per $1,000 principal amount of Series B Debentures.

	$40.33	$45.00	$50.00	$55.00	$58.48	$65.00	$70.00	$75.00	$80.00	$85.00	$90.00	$95.00	$100.00
05/22/2007	7.6951	5.7419	4.2195	3.1223	2.5462	1.7600	1.3454	1.0426	0.8200	0.6545	0.5307	0.4366	0.3644
08/15/2007	7.6951	5.7753	4.2081	3.0832	2.4957	1.7024	1.2897	0.9920	0.7757	0.6167	0.4991	0.4104	0.3428
11/15/2007	7.5968	5.5473	3.9551	2.8223	2.2385	1.4673	1.0782	0.8062	0.6148	0.4784	0.3808	0.3093	0.2564
02/15/2008	7.5534	5.4405	3.7986	2.6388	2.0491	1.2893	0.9192	0.6692	0.4992	0.3820	0.3008	0.2430	0.2012
05/15/2008	7.6806	5.4760	3.7557	2.5456	1.9385	1.1806	0.8258	0.5944	0.4414	0.3382	0.2682	0.2187	0.1833
08/15/2008	7.4930	5.2173	3.4289	2.1771	1.5645	0.8475	0.5407	0.3578	0.2480	0.1805	0.1387	0.1113	0.0930
11/15/2008	7.5006	5.1214	3.2172	1.8732	1.2290	0.5630	0.3158	0.1856	0.1179	0.0825	0.0628	0.0508	0.0431
02/15/2009	7.5567	5.0684	3.0094	1.4955	0.7609	0.2258	0.0794	0.0158	0.0000	0.0000	0.0000	0.0000	0.0000
05/15/2009	7.6951	5.1219	2.8997	1.0815	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000